UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM 1-A/A

TIER 2 OFFERING

OFFERING STATEMENT UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

WIKISOFT CORP.

(Exact name of registrant as specified in its charter)

Date: July __, 2020

Nevada	7379	35-2675388
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identifaction Number)

315 Montgomery Street

San Francisco, CA 94104

Phone: (800) 706-0806

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Please send copies of all correspondence to:

Registered Agents Inc.

401 Ryland St. Ste. 200-A

Reno, NV 89502

Phone: (775) 401-6800

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

THIS OFFERING STATEMENT SHALL ONLY BE QUALIFIED UPON ORDER OF THE COMMISSION, UNLESS A SUBSEQUENT AMENDMENT IS FILED INDICATING THE INTENTION TO BECOME QUALIFIED BY OPERATION OF THE TERMS OF REGULATION A.

PART I - NOTIFICATION

Part I should be read in conjunction with the attached XML Document for Items 1-6

PART I – END

1

Preliminary Offering Circular dated July __, 2020

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

Wikisoft Corp.

Address. 315 Montgomery Street

San Francisco, CA 94104

Ph. (800) 706-0806

Offering Total: $5,000,000

A Maximum Offering Price between $2.00 and $4.00 per Share*

Minimum Offering per Investor: 2,000 Shares ($______)

Maximum Offering between 2,500,000 Shares ($______) and 1,250,000 Shares ($_______)

This is the public offering of securities of Wikisoft Corp., a Nevada corporation. We are offering between 2,500,000 and 1,250,000 shares of our common stock, par value $0.001 per share (“Common Stock”), at an offering price of $_______ per share (the “Offered Shares”), subject to an offering discount of up to 25% for the investors, in order to raise a maximum of $5,000,000. The price will be fixed and established after qualification with a maximum price to be within the range of $2 and $4 per share and subject to a discount of up to 25% within that range. Once the price is set, it will remain fixed for the duration of the Offering. This Offering will terminate on twelve months from the day the Offering is qualified, subject to extension for up to thirty (30) days as defined below or the date on which the maximum offering amount is sold (such earlier date, the “Termination Date”). The minimum purchase requirement per investor is 2,000 Offered Shares ($_________); however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

These securities are speculative securities. Investment in the Company’s stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 8 of this Offering Circular.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis. Upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

Sale of these shares will commence within two calendar days of the qualification date and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

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This Offering will be conducted on a “best-efforts” basis, which means our Officers will use their commercially reasonable best efforts in an attempt to offer and sell the Shares. Our Officers will not receive any commission or any other remuneration for these sales. In offering the securities on our behalf, the Officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

The Company is using the Offering Circular format in its disclosure in this Offering Circular.

Our Common Stock is traded in the OTCMarket Pink Open Market under the stock symbol “WSFT.”

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page _ for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

Securities Offered by the Company	Price Per Share to Public	Total Number of Shares Being Offered	Broker-Dealer discount and commissions (1)	Proceeds to issuer (2)
Per Share of Common Stock	$		$-	$
Total Maximum	$	2,500,000	$-	$

(1)	We may offer the shares of our common stock through registered broker-dealers or a selling agent and we may pay finders, although we have no current arrangements to do so. We currently do not have any specific plans or arrangements to use a selling agent, broker-dealer or finder; however, if we choose to do so in the future, information about any such broker dealer, selling agent, or finder shall be disclosed in an amendment to this Offering Circular.

(2)	This does not account for the payment of expenses of this offering, which is currently estimated to be approximately $30,000. See “Plan of Distribution.”

* We are relying Rule 253(b) with respect to the determination of the purchase price per share of common stock in this preliminary Offering Circular. We will provide final pricing information in a final or supplemental offering circular at the time of sale of shares of our common stock pursuant to this offering. An Issuer may raise an aggregate of $50.0 million in a 12-month period pursuant to Tier 2 of Regulation A of the Securities Act of 1933, as amended (the “Securities Act”).

Our Board of Directors used its business judgment in setting a value of $_______ per share to the Company as consideration for the stock to be issued under the Offering. The sales price per share bears no relationship to our book value or any other measure of our current value or worth.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

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In this Offering Circular, unless the context indicates otherwise, references to “Wikisoft Corp.”, “Wiki”, “we”, the “Company”, “our” and “us” refer to the activities of and the assets and liabilities of the business and operations of Wikisoft Corp.

IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

Please carefully read the information in this offering circular and any accompanying offering circular supplements, which we refer to collectively as the offering circular. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with different information. This offering circular may only be used where it is legal to sell these securities. You should not assume that the information contained in this offering circular is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This offering circular is part of an offering statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an offering circular supplement that may add, update or change information contained in this offering circular. Any statement that we make in this offering circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular. You should read this offering circular and the related exhibits filed with the SEC and any offering circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

We, and if applicable, those selling Common Stock on our behalf in this offering, will be permitted to make a determination that the purchasers of Common Stock in this offering are “qualified purchasers” in reliance on the information and representations provided by the purchaser regarding the purchaser’s financial situation. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A (“Regulation A”) under the Securities Act of 1933, as amended (the “Securities Act”). For general information on investing, we encourage you to refer to www.investor.gov.

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STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

Our Common Stock is being offered and sold only to “qualified purchasers” (as defined in Regulation A). As a Tier 2 offering pursuant to Regulation A, this offering will be exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that our Common Stock offered hereby is offered and sold only to “qualified purchasers” or at a time when our Common Stock is listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D under the Securities Act (“Regulation D”) and (ii) all other investors so long as their investment in our Common Stock does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

To determine whether a potential investor is an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1.	an individual net worth, or joint net worth with the person’s spouse, that exceeds $5,000,000 at the time of the purchase, excluding the value of the primary residence of such person; or

2.	earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details.

For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary”, “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “should”, “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

The speculative nature of the business;

Our reliance on suppliers and vendors;

Our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a “going concern;”

Our ability to effectively execute our business plan;

Our ability to manage our expansion, growth and operating expenses;

Our ability to finance our businesses;

Our ability to promote our businesses;

Our ability to compete and succeed in highly competitive and evolving businesses;

Our ability to respond and adapt to changes in technology and customer behavior; and

Our ability to protect our intellectual property and to develop, maintain and enhance our business strategy.

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Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Company Information

Wikisoft Corp plans to be one of the world’s largest wiki portal for businesses. Built on MediaWiki software, the new portal, called wikiprofile.com, should be one of the largest in the wiki universe publishing articles and profiles on companies, top brands, and corporate influencers. Users will be able to freely search the portal and all content will be collected, updated and fact-checked in real-time. Wikiprofile is built on the official Mediawiki software originally for use for Wikipedia and deemed the "Wikipedia for business".

Wikicareer.com offers valuable information about companies and their culture. Wikicareer's goal is to promote transparency in the workplace by providing clear and concise information surrounding the topics of company culture, remuneration and more. Jobseekers who register at the site will have full access to company reviews from real employees, allowing them to make informed decisions around potential employment. In addition, visitors will also gain access to a variety of job advertisements, primarily targeted at C-level employees. WikiCareer's mission is to equip jobseekers with the tools and resources needed to make informed career decisions.

Our fiscal year-end date is December 31.

Our mailing address is 315 Montgomery Street San Francisco, CA 94104. Our telephone number is (800) 706-0806. Our website is www.wikisoft.com and our email address is investor@wikisoft.com.

We do not incorporate the information on or accessible through our websites into this Offering Circular, and you should not consider any information on, or that can be accessed through, our websites a part of this Offering Circular.

Dividends

The Company has not declared or paid a cash dividend to stockholders since it was organized and does not intend to pay dividends in the foreseeable future. The board of directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the Company’s earnings, capital requirements and other factors.

Trading Market

Our Common Stock is quoted on OTCMarket Pink Open Market Sheets under the symbol WSFT.

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 THE OFFERING

Issuer:	Wikisoft Corp.

Securities offered:	A maximum of 2,500,000 shares of our common stock, no par value (“Common Stock”) at an offering price of $_______ per share. The price will be fixed and established after qualification with a maximum price to be within the range of $2 and $4 per share and subject to a discount of up to 25% within that range. Once the price is set, it will remain fixed for the duration of the Offering (the “Offered Shares”). (See “Distribution.”).

Number of shares of Common Stock outstanding before the offering	104,425,830 issued and outstanding as of July 31, 2020

Number of shares of Common Stock to be outstanding after the offering	Between 106,925,830 shares and 105,675,830 shares, if the maximum amount of Offered Shares are sold

Price per share:	$_______

Maximum offering amount:	Between 2,500,000 shares and 1,250,000 at $_______ per share, which price may include up to a 25% discount on the range of $2 and $4 per share, or $5,000,000 (See “Plan of Distribution.”)

Trading Market:	Our Common Stock is quoted on the OTC Markets Pink Open Market Sheets division under the symbol “WSFT.”

Use of proceeds:	If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses) will be $4,970,000. We will use these net proceeds for working capital and other general corporate purposes.

Risk factors:	Investing in our Common Stock involves a high degree of risk, including: Immediate and substantial dilution. Limited market for our stock. See “Risk Factors.”

Termination	This Offering will terminate on twelve months from the day the Offering is qualified, subject to extension for up to thirty (30) days as defined below or the date on which the maximum offering amount is sold (such earlier date, the “Termination Date”).

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RISK FACTORS

The following is only a brief summary of the risks involved in investing in our Company. Investment in our Securities involves risks. You should carefully consider the following risk factors in addition to other information contained in this Disclosure Document. The occurrence of any of the following risks might cause you to lose all or part of your investment. Some statements in this Document, including statements in the following risk factors, constitute “Forward-Looking Statements.”

Risk Related to Covid 19

Our business and future operations may be adversely affected by epidemics and pandemics, such as the recent COVID-19 outbreak.

We may face risks related to health epidemics and pandemics or other outbreaks of communicable diseases, which could result in a widespread health crisis that could adversely affect general commercial activity and the economies and financial markets of the country as a whole. For example, the recent outbreak of COVID-19, which began in China, has been declared by the World Health Organization to be a “pandemic,” has spread across the globe, including the United States of America. A health epidemic or pandemic or other outbreak of communicable diseases, such as the current COVID-19 pandemic, poses the risk that we, or potential business partners may be disrupted or prevented from conducting business activities for certain periods of time, the durations of which are uncertain, and may otherwise experience significant impairments of business activities, including due to, among other things, operational shutdowns or suspensions that may be requested or mandated by national or local governmental authorities or self-imposed by us, our customers or other business partners. While it is not possible at this time to estimate the impact that COVID-19 could have on our business, potential customers, potential suppliers or other current or potential business partners, the continued spread of COVID-19, the measures taken by the local and federal government, actions taken to protect employees, and the impact of the pandemic on various business activities could adversely affect our results of operations and financial condition.

 Risks Relating to Our Financial Condition

There are doubts about our ability to continue as a going concern.

The Company is an early stage enterprise and has commenced principal operations. The Company had little revenue and has incurred losses of $2,888,765 for the year ended December 31, 2019. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources, such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations, or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing stockholders.

The Company intends to overcome the circumstances that impact its ability to remain a going concern through a combination of the growth of revenues, with interim cash flow deficiencies being addressed through additional equity and debt financing. The Company anticipates raising additional funds through public or private financing, strategic relationships or other arrangements in the near future to support its business operations; however, the Company may not have commitments from third parties for a sufficient amount of additional capital. The Company cannot be certain that any such financing will be available on acceptable terms, or at all, and its failure to raise capital when needed could limit its ability to continue its operations. The Company’s ability to obtain additional funding will determine its ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on the Company’s financial performance, results of operations and stock price and require it to curtail or cease operations, sell off its assets, seek protection from its creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of the Company’s common stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary, to raise additional funds, and may require that the Company relinquish valuable rights. Please see Financial Statements – Note 3. Going Concern for further information.

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Because we have a limited operating history, you may not be able to accurately evaluate our operations.

We have had limited operations to date. Therefore, we have a limited operating history upon which to evaluate the merits of investing in our company. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

We are dependent on outside financing for continuation of our operations.

Because we have generated limited revenues and currently operate at a loss, we are completely dependent on the continued availability of financing in order to continue our business. There can be no assurance that financing sufficient to enable us to continue our operations will be available to us in the future.

We will need additional funds to complete further development of our business plan to achieve a sustainable sales level where ongoing operations can be funded out of revenues. We anticipate that we must raise $5 million to implement our business plan to its fullest potential and achieve our growth plans. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. We have not taken any steps to seek additional financing.

Our failure to obtain future financing or to produce levels of revenue to meet our financial needs could result in our inability to continue as a going concern and, as a result, our investors could lose their entire investment.

Our operating results may fluctuate, which could have a negative impact on our ability to grow our client base, establish sustainable revenues and succeed overall.

Our results of operations may fluctuate as a result of a number of factors, some of which are beyond our control including but not limited to:

▪	general economic conditions in the geographies and industries where we sell our services and conduct operations; legislative policies where we sell our services and conduct operations;
▪	the budgetary constraints of our customers; seasonality;
▪	success of our strategic growth initiatives;
▪	costs associated with the launching or integration of new or acquired businesses; timing of new product introductions by us, our suppliers and our competitors; product and service mix, availability, utilization and pricing;
▪	the mix, by state and country, of our revenues, personnel and assets; movements in interest rates or tax rates;
▪	changes in, and application of, accounting rules; changes in the regulations applicable to us; and litigation matters.

As a result of these factors, we may not succeed in our business and we could go out of business.

As a growing company, we have yet to achieve a profit and may not achieve a profit in the near future, if at all.

We have not yet produced any profit and may not in the near future, if at all. While we expect revenue to begin, we cannot be certain that we will be able to realize sufficient revenue to achieve profitability. Further, many of our competitors have a significantly larger industry presence and revenue stream but have yet to achieve profitability. Our ability to continue as a going concern may be dependent upon raising capital from financing transactions, increasing revenue throughout the year and keeping operating expenses below our revenue levels in order to achieve positive cash flows, none of which can be assured.

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Our lack of adequate D&O insurance may also make it difficult for us to retain and attract talented and skilled directors and officers.

In the future we may be subject to additional litigation, including potential class action and stockholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. To date, we have not obtained directors and officers liability (“D&O”) insurance. Without adequate D&O insurance, the amounts we would pay to indemnify our officers and directors should they be subject to legal action based on their service to the Company could have a material adverse effect on our financial condition, results of operations and liquidity. Furthermore, our lack of adequate D&O insurance may make it difficult for us to retain and attract talented and skilled directors and officers, which could adversely affect our business

We expect to incur substantial expenses to continue to meet our reporting obligations as a public company. In addition, failure to maintain adequate financial and management processes and controls could lead to errors in our financial reporting and could harm our ability to manage our expenses.

We estimate that it will cost approximately $100,000 annually to maintain the proper management and financial controls for our filings required as a public company. In addition, if we do not maintain adequate financial and management personnel, processes and controls, we may not be able to accurately report our financial performance on a timely basis, which could cause a decline in our stock price and adversely affect our ability to raise capital.

Risks Related with Management and Control Persons

If we fail to attract and retain qualified senior executive and key technical personnel, our business will not be able to expand.

We are dependent on the continued availability of Rasmus Refer, and the availability of new employees to implement our business plans. The market for skilled employees is highly competitive, especially for employees in the service industry. Although we expect that our compensation programs will be intended to attract and retain the employees required for us to be successful, there can be no assurance that we will be able to retain the services of all our key employees or a sufficient number to execute our plans, nor can there be any assurance we will be able to continue to attract new employees as required.

Our personnel may voluntarily terminate their relationship with us at any time, and competition for qualified personnel is intense. The process of locating additional personnel with the combination of skills and attributes required to carry out our strategy could be lengthy, costly and disruptive.

If we lose the services of key personnel or fail to replace the services of key personnel who depart, we could experience a severe negative effect on our financial results and stock price. The loss of the services of any key personnel, marketing or other personnel or our failure to attract, integrate, motivate and retain additional key employees could have a material adverse effect on our business, operating and financial results and stock price.

Insiders will continue to have substantial control over us and our policies after this offering and will be able to influence corporate matters.

Rasmus Refer, whose interests may differ from other stockholders, has the ability to exercise significant control over us. Presently, he beneficially owns 90% of our common stock. He is able to exercise significant influence over all matters requiring approval by our stockholders, including the election of directors, the approval of significant corporate transactions, and any change of control of our company. He could prevent transactions, which would be in the best interests of the other shareholders. Mr. Refer’s interests may not necessarily be in the best interests of the shareholders in general.

Our officers and directors have limited experience managing a public company.

Our officers and directors have limited managing a public company. Consequently, we may not be able to raise any funds or run our public company successfully. Our executive’s officer’s and director’s lack of experience of managing a public company could cause you to lose some or all of your investment.

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Risks Relating to our Common Stock and Offering

We will likely conduct further offerings of our equity securities in the future, in which case your proportionate interest may become diluted.

Since our inception, we have relied on sales of our common shares to fund our operations. We will likely be required to conduct additional equity offerings in the future to finance our current projects or to finance subsequent projects that we decide to undertake. If common shares are issued in return for additional funds, the price per share could be lower than that paid by our current shareholders. We anticipate continuing to rely on equity sales of our common shares in order to fund our business operations. If we issue additional shares, your percentage interest in us could become diluted.

Our common stock price may be volatile and could fluctuate widely in price, which could result in substantial losses for investors.

Our common stock is quoted on the OTCPink under the symbol, “WSFT.” The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including:

▪	government regulation of our products and services;
▪	the establishment of partnerships with sports development companies;
▪	intellectual property disputes;
▪	additions or departures of key personnel;
▪	sales of our common stock
▪	our ability to integrate operations, technology, products and services;
▪	our ability to execute our business plan;
▪	operating results below expectations;
▪	loss of any strategic relationship;
▪	industry developments;
▪	economic and other external factors; and
▪	period-to-period fluctuations in our financial results.

Because we are a start-up company with limited revenues to date, you should consider any one of these factors to be material. Our stock price may fluctuate widely as a result of any of the above.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

We have never declared or paid any cash dividends or distributions on our capital stock. And we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

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We are offering our shares of Common Stock pursuant to recent amendments to Regulation A promulgated pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers make our shares of Common Stock less attractive to investors as compared to a traditional initial public offering.

As a Tier 2 issuer, we are subject to scaled disclosure and reporting requirements, which may make our shares of Common Stock less attractive to investors who are accustomed to traditional initial public offerings that are subject to enhanced disclosure and more frequent financial reporting. In addition, given the relative lack of regulatory precedence regarding the recent amendments to Regulation A, there is a significant amount of regulatory uncertainty in regards to how the SEC or the individual state securities regulators will regulate both the offer and sale of our shares of Common Stock, as well as any ongoing compliance that we may be subject to. If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of our shares of Common Stock, we may be unable to raise the necessary funds necessary to continue developing our Programs, which could severely affect the value of our shares of Common Stock.

Our use of Form 1-A and our reliance on Regulation A for this offering may make it more difficult to raise capital as and when we need it, as compared to if we were conducting a traditional public offering on Form S-1.

Because of the exemptions from various reporting requirements provided to us under Regulation A and because we are only permitted to raise up to $50,000,000 in any 12-month period under Regulation A (although we may raise capital in other ways), we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be adversely affected.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions.

As a Tier 2 issuer, we do not need to provide a report on the effectiveness of our internal controls over financial reporting, and we are exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer. We are in the process of evaluating whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.

The elimination of monetary liability against our directors, officers and employees under our Articles of Incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contains provisions that eliminate the liability of our directors for monetary damages to our company and shareholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees that we may be unable to recoup. These provisions and resulting costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and shareholders.

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We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market in general, and the shares of early stage companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then we may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing our business.

As a public company, we may also from time to time make forward-looking statements about future operating results and provide some financial guidance to the public markets. Projections may not be made timely or set at expected performance levels and could materially affect the price of our shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, stockholder lawsuits or other litigation, sanctions or restrictions issued by the SEC.

Our common stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock if and when such shares are eligible for sale and may cause a decline in the market value of its stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

As an issuer of a “penny stock,” the protection provided by the federal securities laws relating to forward-looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

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As an issuer not required to make reports to the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, holders of restricted shares may not be able to sell shares into the open market as Rule 144 exemptions may not apply.

Under Rule 144 of the Securities Act of 1933, holders of restricted shares may avail themselves of certain exemptions from registration if the holder and the issuer meet certain requirements. As a company that is not required to file reports under Section 13 or 15(d) of the Securities Exchange Act, referred to as a non-reporting company, we may not, in the future, meet the requirements for an issuer under 144 that would allow a holder to qualify for Rule 144 exemptions. In such an event, holders of restricted stock would have to utilize another exemption from registration or rely on a registration statement to be filed by the Company registering the restricted stock.

Risks Relating to Our Company and Industry

In the event that we are unable to successfully compete in the search engine platform industry, we may not be able to achieve profitable operations.

We face substantial competition in the industry. Due to our small size, it can be assumed that many of our competitors have significantly greater financial, technical, marketing and other competitive resources. Accordingly, these competitors may have already begun to establish brand-recognition with consumers. We will attempt to compete against these competitors by developing features that exceed the features offered by competitors. However, we cannot assure you that our products and services will outperform competing products or services or those competitors will not develop new products or services that exceed what we provide. In addition, we may face competition based on price. If our competitors lower the prices on their products and services, then it may not be possible for us to market our products and services at prices that are economically viable. Increased competition could result in:

▪	Lower than projected revenues;
▪	Price reductions and lower profit margins;
▪	The inability to develop and maintain our products and services with features and usability sought by potential customers.

Any one of these results could adversely affect our business, financial condition and results of operations. In addition, our competitors may develop competing products that achieve greater market acceptance. It is also possible that new competitors may emerge and acquire significant market share. Our inability to achieve sales and revenue due to competition will have an adverse effect on our business, financial condition and results of operations.

If the market for our search engine platform does not experience significant growth or if our products and services do not achieve broad acceptance, we will not be able to sustain or grow our revenues.

We hope to achieve continued revenues from sales of our services. We cannot accurately predict, however, future growth rates or the size of the market for the services we engage in. Demand for our services may not occur as anticipated, or may decrease, either generally or in specific geographic markets, during particular time periods. The expansion of our services in the market depends on a number of factors, such as:

▪	the cost, performance and appearance of our products and products offered by our competitors; public perceptions regarding our products and the effectiveness and value of our services; customer satisfaction with our services; and
▪	marketing efforts and publicity regarding the needs for our services and the public demand for our services.

Even if our services gain wide market acceptance, we may not adequately address market requirements and may not be able to expand market acceptance. If our services do not achieve wide market acceptance, we may not be able to achieve our anticipated level of growth, we may not achieve revenues and results of operations would suffer.

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If we are unable to gauge trends and react to changing consumer preferences in a timely manner, our sales will decrease, and our business may fail.

We believe our success depends in substantial part on our ability to offer our services that reflect current needs and anticipate, gauge and react to changing consumer demands in a timely manner. Our business is vulnerable to changes in consumer preferences. If we misjudge consumer needs for our services, our ability to generate sales could be impaired resulting in the failure of our business. There are no assurances that our future services will be successful, and in that regard, any unsuccessful services could also adversely affect our business.

If we are unable to successfully manage growth, our operations could be adversely affected.

Our progress is expected to require the full utilization of our management, financial and other resources, which to date has occurred with limited working capital. Our ability to manage growth effectively will depend on our ability to improve and expand operations, including our financial and management information systems, and to recruit, train and manage sales personnel. There can be no absolute assurance that management will be able to manage growth effectively.

If we do not properly manage the growth of our business, we may experience significant strains on our management and operations and disruptions in our business. Various risks arise when companies and industries grow quickly. If our business or industry grows too quickly, our ability to meet customer demand in a timely and efficient manner could be challenged. We may also experience development delays as we seek to meet increased demand for our services and platform. Our failure to properly manage the growth that we or our industry might experience could negatively impact our ability to execute on our operating plan and, accordingly, could have an adverse impact on our business, our cash flow and results of operations, and our reputation with our current or potential customers.

We may fail to successfully integrate our acquisitions or otherwise be unable to benefit from pursuing acquisitions.

We believe there are meaningful opportunities to grow through acquisitions and joint ventures across all service categories and we expect to continue a strategy of selectively identifying and acquiring businesses with complementary services. We may be unable to identify, negotiate, and complete suitable acquisition opportunities on reasonable terms. There can be no assurance that any business acquired by us will be successfully integrated with our operations or prove to be profitable to us. We may incur future liabilities related to acquisitions. Should any of the following problems, or others, occur as a result of our acquisition strategy, the impact could be material:

▪	difficulties integrating personnel from acquired entities and other corporate cultures into our business; difficulties integrating information systems;
▪	the potential loss of key employees of acquired companies;
▪	the assumption of liabilities and exposure to undisclosed or unknown liabilities of acquired companies; or the diversion of management attention from existing operations.

Our commercial success depends significantly on our ability to develop and commercialize our services and platform without infringing the intellectual property rights of third parties.

Our commercial success will depend, in part, on operating our business without infringing the trademarks or proprietary rights of third parties. Third parties that believe we are infringing on their rights could bring actions against us claiming damages and seeking to enjoin the development, marketing and distribution of our services and platform. If we become involved in any litigation, it could consume a substantial portion of our resources, regardless of the outcome of the litigation. If any of these actions are successful, we could be required to pay damages and/or to obtain a license to continue to develop or market our products, in which case we may be required to pay substantial royalties. However, any such license may not be available on terms acceptable to us or at all. Ultimately, we could be prevented from commercializing a product or forced to cease some aspect of our business operations as a result of patent infringement claims, which would harm our business.

A decline in general economic condition could lead to reduced consumer traffic and could negatively impact our business operation and financial condition, which could have a material adverse effect on our business, financial condition and results of operations.

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Our operating and financial performance may be adversely affected by a variety of factors that influence the general economy. Consumer spending habits are affected by, among other things, prevailing economic conditions, levels of unemployment, salaries and wage rates, prevailing interest rates, income tax rates and policies, consumer confidence and consumer perception of economic conditions. In addition, consumer purchasing patterns may be influenced by consumers’ disposable income. In the event of an economic slowdown, consumer spending habits could be adversely affected and we could experience lower net sales than expected on a quarterly or annual basis which could have a material adverse effect on our business, financial condition and results of operations.

The success of our business depends on our ability to maintain and enhance our reputation and brand.

We believe that our reputation in the search engine industry is of significant importance to the success of our business. A well-recognized brand is critical to increasing our customer base and, in turn, increasing our revenue. Since the industry is highly competitive, our ability to remain competitive depends to a large extent on our ability to maintain and enhance our reputation and brand, which could be difficult and expensive. To maintain and enhance our reputation and brand, we need to successfully manage many aspects of our business, such as cost-effective marketing campaigns to increase brand recognition and awareness in a highly competitive market. We will continue to conduct various marketing and brand promotion activities. We cannot assure you, however, that these activities will be successful and achieve the brand promotion goals we expect. If we fail to maintain and enhance our reputation and brand, or if we incur excessive expenses in our efforts to do so, our business, financial conditions and results of operations could be adversely affected.

Reliance on information technology means a significant disruption could affect our communications and operations.

We increasingly rely on information technology systems for our internal communications, controls, reporting and relations with customers and suppliers and information technology is becoming a significantly important tool for our sales staff. Our marketing and distribution strategy are dependent upon our ability to closely monitor consumer and market trends on a highly specified level, for which we are reliant on our highly sophisticated data tracking systems, which are susceptible to disruption or failure. In addition, our reliance on information technology exposes us to cyber-security risks, which could have a material adverse effect on our ability to compete. Security and privacy breaches may expose us to liability and cause us to lose customers or may disrupt our relationships and ongoing transactions with other entities with whom we contract throughout our supply chain. The failure of our information systems to function as intended, or the penetration by outside parties’ intent on disrupting business processes, could result in significant costs, loss of revenue, assets or personal or other sensitive data and reputational harm.

Third parties may claim that we infringe their intellectual property and trademark rights.

Competitors in our markets may claim that we infringe their proprietary rights. Such claims, whether or not meritorious, may result in the expenditure of significant financial and managerial resources, injunctions against us or the payment of damages.

We could be subject to litigation, allegations or other legal claims.

Our assets or our business activities may be subject to disputes that may result in litigation or other legal claims. We may be subject to allegations through press, social media, the courts or other mediums that may or may not be founded. We may be required to respond to or defend against these claims and/or allegations, which will divert resources away from our principal business. There can be no assurance that our defense of such claims and/or allegations would be successful, and we may be required to make material settlements. This could have a material adverse effect on our business prospects, results of operations, cash flows, financial condition and corporate reputation.

Statements Regarding Forward-looking Statements

 This Disclosure Statement contains various “forward-looking statements.” You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements may be impacted by a number of risks and uncertainties.

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The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our Securities. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors.”

USE OF PROCEEDS

We estimate that, at a per share price of $4, the net proceeds from the sale of the shares in this offering will be approximately $3,720,000, after deducting the estimated offering expenses of approximately $30,000 and the maximum allowable discount of 25%.

The following table sets forth the uses of proceeds assuming the sale of 100%, 75%, 50% and 25% of the securities offered for sale by the Company at $4.00 per share with an offering discount of 25%. No assurance can be given that we will raise the full $5,000,000 with or without an offering discount as reflected in the following table:

Shares Offered (% Sold)	1,250,000 Shares Sold (100%)		937,500 Shares Sold (75%)		625,000 Shares Sold (50%)		312,500 Shares Sold (25%)
Total Offering Amount		$5,000,000		$3,750,000		$2,500,000		$1,250,000
Less Max 25% Discount		$1,250,000		$937,500		$625,000		$312,500
Gross Offering Proceeds		$3,750,000		$2,812,500		$1,875,000		$937,500
Approximate Offering Expenses (1)
Misc. Expenses		5,000		5,000		5,000		5,000
Legal and Accounting		25,000		25,000		25,000		25,000
Total Offering Expenses		30,000		30,000		30,000		30,000
Total Net Offering Proceeds		3,720,000		2,812,500		1,875,000		937,500
Principal Uses of Net Proceeds (2)
Advertising and marketing		$1,000,000		$750,000		$750,000		$320,000
Compensation to officer employees, developers consultants, support staff		$1,200,000		$1,000,000		$550,000		$300,000
Legal, investor relations, accounting, IT, servers, miscellaneous fees		$1,300,000		$1,000,000		$550,000		$300,000
Working Capital		$220,000		$112,500		$25,000		$17,500
	$		$		$		$
Total Principal Uses of Net Proceeds		$3,720,000		$2,812,500		$1,875,000		$937,500

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including negotiations with the other parties in the merge and acquisitions process of the target companies, the amount of cash available from other sources and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

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DILUTION

If you purchase shares in this offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this offering and the net tangible book value per share of our Common Stock after this offering.

Our historical net tangible book value as of March 31, 2020 was $(50,630) or $(0.0005) per then-outstanding share of our Common Stock. Historical net tangible book value per share equals the amount of our total tangible assets less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale at $4.00 in this offering (after deducting estimated offering expenses of $30,000):

Percentage of shares offered that are sold	100%	75%	50%	25%
Price to the public charged for each share in this offering	$4.00	$4.00	$4.00	$4.00
Historical net tangible book value per share as of March 31, 2020 (1)	0.0005	0.0005	0.0005	0.0005
Increase in net tangible book value per share attributable to new investors in this offering (2)	0.0932	0.0703	0.0470	0.0235
Net tangible book value per share, after this offering	0.0937	0.0708	0.0475	0.0240
Dilution per share to new investors	$(3.91)	(3.93)	(3.95)	(3.98)

(1)	Based on net tangible book value as of March 31, 2020 of $50,630 and 104,425,830 outstanding shares of Common stock as of March 31, 2020.
(2)	After deducting estimated offering expenses of $30,000.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale at $2.00 in this offering (after deducting estimated offering expenses of $30,000):

Percentage of shares offered that are sold	100%	75%	50%	25%
Price to the public charged for each share in this offering	$2.00	$2.00	$2.00	$2.00
Historical net tangible book value per share as of March 31, 2020 (1)	0.0005	0.0005	0.0005	0.0005
Increase in net tangible book value per share attributable to new investors in this offering (2)	0.0465	0.0350	0.0234	0.0116
Net tangible book value per share, after this offering	0.0470	0.0355	0.0239	0.0121
Dilution per share to new investors	$(1.95)	(1.96)	(1.98)	(1.99

(1)	Based on net tangible book value as of March 31, 2020 of $50,630 and 104,425,830 outstanding shares of Common stock as of March 31, 2020
(2)	After deducting estimated offering expenses of $30,000.

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DISTRIBUTION

This Offering Circular is part of an Offering Statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

We intend to sell the shares in the primary offering through the efforts of our officers and employees, Rasmus Refer, Rene Lauristen, Carsten Falk and Paul Quintal. Messrs. Refer, Lauritsen, Falk and Quintal will not receive any compensation for offering or selling the shares in our primary offering. We believe that Messrs. Refer, Lauritsen, Falk and Quintal are exempt from registration as a broker-dealer under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934 (the Exchange Act). In particular, Messrs. Refer, Lauritsen, Falk and Quintal:

▪	are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Act; and

▪	re not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or

▪	indirectly on transactions in securities; and

▪	are not an associated person of a broker or dealer; and

▪	meet the conditions of the following:

▪	primarily perform, and will perform at the end of this offering, substantial duties for us or on our behalf otherwise than in connection with transactions in securities; and

▪	were not brokers or dealers, or an associated persons of a broker or dealer, within the preceding 12 months; and

▪	did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (iii) of Rule 3a4-1 under the Exchange Act.

Pricing of the Offering

Prior to the Offering, there has been a limited public market for the Offered Shares. The public offering price was determined by the Company. The principal factors considered in determining the public offering price include:

▪	the information set forth in this Offering Circular and otherwise available;
▪	our history and prospects and the history of and prospects for the industry in which we compete;
▪	our past and present financial performance;
▪	our prospects for future earnings and the present state of our development;
▪	the general condition of the securities markets at the time of this Offering;
▪	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and
▪	other factors deemed relevant by us.

Offering Period and Expiration Date

This Offering will start on or after the Qualification Date and will terminate at the Company’s discretion or, on the Termination Date.

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Procedures for Subscribing

When you decide to subscribe for Offered Shares in this Offering, you should:

Contact us via phone or email.

1.	Electronically receive, review, execute and deliver to us a subscription agreement; and
2.	Deliver funds directly by wire or electronic funds transfer via ACH to the specified account maintained by us.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been deposited to the Company’s account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best effort’s basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds at Management’s discretion.

Investment Limitations

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 2, Regulation A Offering, most investors must comply with the 10% limitation on investment in the Offering. The only investor in this Offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act (an “Accredited Investor”). If you meet one of the following tests you should qualify as an Accredited Investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Offered Shares (please see below on how to calculate your net worth);

(iii)	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

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(iv)	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Offered Shares, with total assets in excess of $5,000,000;

(v)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)	You are a trust with total assets in excess of $5,000,000, your purchase of Offered Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Offered Shares; or

(viii)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors”, “Cautionary Statement regarding Forward-Looking Statements” and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Critical Accounting Policies and Recently Issued Accounting Pronouncements.

Results of Operations for the Year Ended December 31, 2019 and 2018

Revenues

We earned revenues of $44,444 for the year ended December 31, 2019, as compared with $55,556 for the year ended December 31, 2018. We hope to increase our revenues for 2020, but we will need financing to maximize our earning potential.

Operating Expenses

Operating expenses decreased to $94,305 for the year ended December 31, 2019 from $126,710 for the year ended December 31, 2018. The main reason for the sharp decrease in operating expenses was due less spent on product development.

We anticipate our operating expenses will increase as we undertake our plan of operations. The increase will be attributable to administrative and operating costs associated with our business activities and the professional fees associated with our reporting obligations.

Other Expenses

We had other expenses of $2,838,904 for the year ended December 31, 2019, as compared with other expenses of $13,666 for the year ended December 31, 2018. Our other expenses in 2019 was largely the result of the loss on the reverse merger.

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Net Loss

We incurred a net loss of $2,888,765 for the year ended December 31, 2019, compared to a net loss of $84,820 for the year ended December 31, 2018.

Results of Operations for the Quarter Ended March 31, 2020 and 2019

Revenues

We earned revenues of $0 for the quarter ended March 31, 2020, as compared with $16,393 for the quarter ended March 31, 2019. We hope to increase our revenues for the balance 2020, but we will need financing to maximize our earning potential.

Operating Expenses

Operating expenses increased to $21,977 for the quarter ended March 31, 2020 from $14,614 for the same quarter ended March 31, 2019.

The main reason for the increase in operating expenses was due to more spent on professional fees.

We anticipate our operating expenses will increase as we undertake our plan of operations. The increase will be attributable to administrative and operating costs associated with our business activities and the professional fees associated with our reporting obligations.

Other Expenses

We had other expenses of $0 for the quarter ended March 31, 2020, as compared with other expenses of $2,838,904 for the quarter ended March 31, 2019. Our other expenses in 2019 was largely the result of the loss on the reverse merger.

Net Loss

We incurred a net loss of $21,977 for the quarter ended March 31, 2020, compared to a net loss of $2,837,125 for the quarter ended March 31, 2019.

Liquidity and Capital Resources

As of March 31, 2020, we had total current assets of $97,988 and total current liabilities of $47,358. We had working capital of $50,630 as of March 31, 2020.

Operating activities used $34,485 in cash for the quarter ended March 31, 2020, as compared with $14,267 in cash for the same period ended 2019. Our net losses were the main contributing factor to our negative operating cash flows.

Financing activities provided $868 in cash for the quarter ended March 31, 2020, as compared with $12,103 in cash used for the same period ended 2019. In 2019, the negative financing cash flow was mainly from payments on related party debts.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive business activities. For these reasons, we have included in our unaudited financial statements that there is substantial doubt that we will be able to continue as a going concern without further financing.

The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs for the next fiscal year and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. As of March 31, 2020, the Company has accumulated losses of $5,651,218, and if the Company is unable to obtain adequate capital, it could be forced to cease operations.

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Future Financings.

Because of our limited operating history, it is difficult to predict our capital needs on a monthly, quarterly or annual basis. We will have no capital available to us if we are unable to raise money from this offering or find alternate forms of financing, which we do not have in place at this time. There can be no assurance that we will be successful in raising additional funding. If we are not able to secure additional funding, the implementation of our business plan will be impaired. There can be no assurance that such additional financing will be available to us on acceptable terms or at all. Our plan specifies a minimum amount of $1 million in additional operating capital to operate for the next twelve months. If we are unable to raise $1 million, our business will be in jeopardy and we could be formed to suspend our operations or go out of business. Our long term growth plan calls for a raise $3 to $5 million to fund our growth plans. If we are unable to raise this money, our growth plans will be frustrated. There can be no assurance that this offering will be successful. You may lose your entire investment.

Critical Accounting Policies.

In December 2001, the SEC requested that all registrants list their most “critical accounting polices” in the Management Discussion and Analysis. The SEC indicated that a “critical accounting policy” is one which is both important to the portrayal of a company’s financial condition and results, and requires management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain. Our critical accounting policies are disclosed in Note 2 of our audited financial statements included in the Form 10-K filed with the Securities and Exchange Commission.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

BUSINESS

The following description of our business contains forward-looking statements relating to future events or our future financial or operating performance that involve risks and uncertainties, as set forth above under “Special Note Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors described in the Annual Report, including those set forth above in the Special Cautionary Note Regarding Forward-Looking Statements or under the heading “Risk Factors” or elsewhere in this Offering Circular.

Business Overview

We believe that we are the world’s largest professional database on the Internet with + 800 million business people and +120 million companies in the database. We believe we are the most extensive, accurate network for business’ and business professionals. Using proprietary crawler technology the database automatically collects newly found entities, ensuring a complete database at any time.

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Wikisoft is developed on a MySQL database that provides the foundation for the Wikiprofile platform.The scalable Mediawiki software was originally used by Wikipedia.org. Wikisoft is owner of the brand and domain Wikiprofile.com also owns a number of other prominent official wiki domains. Using proprietary crawler technology the database automatically collects newly found entities, ensuring a complete database at any time at a low cost.

History

Wikisoft is incorporated in Nevada in under the name Wikisoft Corp. Our offices are located at 315 Montgomery Street, San Francisco, CA 94104, and our telephone number is 800-706-0806. Our website addresses are www.wikiprofile.com and www.wikisoft.com.

Value Proposition

Wikisoft’s value proposition for professionals and businesses is simple: We connect! Our platform enables to stay connected and informed and allow professionals to advance their career and business to hire the best professionals and work smarter.

Wikisoft will launch a disruptive business model with value creation for recruiters and jobseekers. Instead of paying an upfront fee Wikisoft will take 1% of the candidates annual salary every month which follows the hire for 24 months. If the employment ends the subscription will stop. Candidates will get a bonus after the 24 month periode creating a long term win-win for companies hiring and job seekers with a low entrance barrier to hire new employees..

Our Mission

Wikisoft plans to create new standards for validating professional profiles and will change the way we trust digital information. The mission is to increase workplace transparency providing trusted information about companies and people to make the right decisions. By doing so, Wikisoft plans to engage in a global market worth $400 billion.

Wikisoft ‘s competitive strengths include:

▪	Strong brand recognition driven by a combination of global brand
▪	Largest business database globally
▪	Highly scalable setup geared towards the future growth journey
▪	Limited operational cost geared for growth
▪	Best in class crawling setup providing the largest business database globally
▪	Data crawled, verified & updated daily providing a job market directory for businesses and job seekers
▪	Disruptive business model with low entrance barrier to gain customers
▪	Growth rates expected to outperform other business directories

Wikisoft database of worldwide company profiles is updated 24/7 with company address, website, phone, email, description, industry, rating, company, culture rank, founded year, numbers of employees, turnover, organizations chart of key employees and more.

Wikisoft database of worldwide people profile is updated 24/7 with current job title, social link, recent job, experience, industry, link to company profile, email and mobile phone.

Trusted company information is more relevant than ever to collaborate and make the right decisions.

Access to qualified and diverse candidates without wasting time on screening worthless applications or paying upfront fees. The concept is to build a trusted online presence that reflects your accomplishment and boost your career. Receive concrete job offers and jump directly to interview.

Our Vision

Our vision is to create financial opportunity globally for every business professional and company. Manifesting this vision requires scaling across the key pillars: business individuals, companies, job opportunities, professional skills by correct and trusted information. By operationalizing this vision, we believe Wikisoft can enable members to connect to opportunity at a global scale.

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Our Strategy and Value Propositions

Our strategy is focused on key value propositions for both nonpaying members and customers.

Business Products

Users will be able to freely search the portal and all content will be collected, updated and fact-checked in real-time.

We provide many of our products at no cost with the belief that our premium business model and paid products drives the most value for our business professionals and businesses.

The extensive database enables us to create additional value for our customers through four distinct product lines: Wiki Career, Wiki business profile, Wiki Recruiter & Wiki company research.

The Wiki Career will include a free basic profile. This profile will be visible to recruiters and allow the job seeker to see if they receive proposals. However, they won't have access to read the proposal without a subscription. The subscription will receive concrete job offers also including access to annual reports and research financials to help business professionals to make qualified decisions. An added privacy feature includes excluding current and former employers from seeing the job seekers profile.

The Wiki Business Profile will allow companies to highlight their culture and increase their online brand and awareness. The profile will also help companies build trust that will attract new customers and better employees.

The Wiki Recruiter will offer recruiters a subscription with packages of limited number of job proposals or unlimited job proposals. The benefit for job seekers is instead of paying a 20-30% upfront fee on their annual salary to a headhunter company or having internal costs, Wikisoft only charges a percentage of the job seekers annual salary for the first 12-24 months of employment per hire along with the monthly subscription fee. If the job seeker stops working for the company or stays employed for longer than two years Wikisoft will stop charging.

The Wiki Company Research will offer solidity, liquidity and credit reports to make research and ensure right decision making when choosing a new supplier. Trusted company information is more relevant than ever to collaborate and make the right business decisions.

Plan of Operation

Personnel

Our CEO and Director, Rasmus Refer, has been and will continue to be primarily responsible for IT development and architecture for our company. He has helped to build our current database, SEO and manages all of our cloud/servers.

Our Chief Commercial Officer in Denmark, Carsten Kjems Falk, is primarily responsible for strategy and general daily management of operations. He is over all commercial activities and business development in Denmark.

Our Chief Commercial Officer in the United States, Paul Quintal, is primarily responsible for strategy and general daily management of operations in the United States. He is over all commercial activities and business development in the United States.

Our investor relations manager, Rene Lauritsen, is responsible for interfacing with vendors that provide services to our company, including outside accounting, legal services, matters pertaining to OTC Market disclosures, and investor relations. We consider Mr. Lauritsen a significant employee.

We also have 4 independent contractors that assist Mr. Refer with computer development projects, but they are retained on a project by project basis.

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In the second half of 2020, we plan to hire two marketing managers. Their main responsibilities will be to optimize and ensure KPI driven email and google campaigns and execute on our marketing strategy. Furthermore three customer care managers are expected to be hired to support customers and ensure customer satisfaction. IT development will be through existing developers and additional developers will be hired for frontend development, further optimization of crawling technology and implementation of business logic and products totaling 17 full-time developers.

We plan to hire a CFO in the first half of 2021 to streamline financial reporting and cash flow management and to prepare us for a potential listing on a national exchange. Additional customer care and marketing managers will be hired in the first half of 2012 to support business needs and a full roll out of marketing strategy with utilization of our extensive email database and AdWords will be executed to acquire new customers.

Operations

Over the next 12 months we plan to go to market with our business products and services and start to monetize.

In the second half of 2020, we plan to conduct test campaigns for optimization, and ultimately launch our business and people profiles called Wiki Business Profile where paid subscriptions will be available for customers. We expect that our primary source of acquiring customers will be through online media advertising, our email database and paid for google ads. We expect that are revenue will be generated through customer subscriptions for our content. We will also build our investor relations campaign.

In the first half of 2021, we expect that Wiki Career version 2.0 will be launched, including new features and extended profiles of companies and business professionals. A mobile app is expected to be developed and additional features to the platform will be rolled out to deliver high value solutions to customers. By leveraging artificial intelligence (“AI”) and machine learning techniques (“ML”), we expect that we will be able to process billions of raw data events and refine them into unique and actionable insights in the wiki universe creating new standards for data validity for business and business people.

Furthermore, a white label solution is expected to be developed in the first half of 2021 with an intention to create partnerships to generate traffic and sales. As the global leader of big data for business people and businesses Wikisoft will continue to offer products and services whether businesses want to brand their company, get leads or hire new talents.

Intellectual Property

While the Company uses reasonable efforts to protect its trade and business secrets, the Company cannot assure that its employees, consultants, contractors or advisors will not, unintentionally or willfully, disclose the Company's trade secrets to competitors or other third parties. In addition, courts outside the United States are sometimes less willing to protect trade secrets. Moreover, the Company's competitors may independently develop equivalent knowledge, methods and know-how. If the Company is unable to defend the Company's trade secrets from others use, or if the Company's competitors develop equivalent knowledge, it could have a material adverse effect on the Company's business. Any infringement of the Company's proprietary rights could result in significant litigation costs, and any failure to adequately protect the Company's proprietary rights could result in the Company's competitors offering similar products, potentially resulting in loss of a competitive advantage and decreased revenue. Existing patent, copyright, trademark and trade secret laws afford only limited protection. In addition, the laws of some foreign countries do not protect the Company's proprietary rights to the same extent as do the laws of the United States. Therefore, the Company may not be able to protect the Company's proprietary rights against unauthorized third-party use. Enforcing a claim that a third party illegally obtained and is using the Company's trade secrets could be expensive and time consuming, and the outcome of such a claim is unpredictable. Litigation may be necessary in the future to enforce the Company's intellectual property rights, to protect the Company's trade secrets or to determine the validity and scope of the proprietary rights of others. This litigation could result in substantial costs and diversion of resources and could materially adversely affect the Company's future operating results.

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Competition

The big data analysis and data generation sector is highly competitive and continually evolving as participants strive to distinguish themselves within their markets and compete within the internet industry. We face intense competition from companies with much larger capital resources than us, and, as a result, we could struggle to attract users and gain market share. Many of our existing or future competitors have greater financial resources and greater brand name recognition than we do and, as a result, may be better positioned to adapt to changes in the industry or the economy as a whole. We will strive to advance our technology in each of these sectors ahead of our competitors to gain market share.

We also face intense competition in attracting and retaining qualified employees. Our ability to continue to compete effectively will depend upon our ability to attract new employees, retain and motivate our existing employees and to continue to compensate employees competitively.

We face significant competition in several aspects of our business, and such competition might increase, particularly in the market for online professional networks and engagement of professionals. Specifically, we compete for members, enterprises and professional organizations as discussed below.

Premium Subscriptions. With respect to our Premium Subscriptions, we compete with online and offline companies for customers with lead generation and customer intelligence and insights. Our products are in the early stages, and we may not be able to compete effectively in this area.

Members-professional networks. The space for online professional networks is rapidly evolving. Other companies such as LinkedIn, Facebook, Google, Microsoft and Twitter might be developing or could develop solutions that compete with ours. Further, some of these companies are partnering with third parties that could compete with ours. Additionally, we face competition from a number of companies outside the United States that provide online professional networking solutions. We also compete against smaller companies that focus on groups of professionals within a specific industry or vertical. Our competitors may announce new products, services or enhancements that better address changing industry standards or the needs of members and customers, such as mobile access or different market focus. Any such increased competition could cause pricing pressure, loss of business or decreased member activity, any of which could adversely affect our business and operating results. Internet search engines could also change their methodologies in ways that adversely affect our ability to optimize our page rankings within their search results.

With respect to our recruitment service, we compete with online recruiting companies, talent management companies and larger companies that are focusing on talent management and human resource services, job boards, traditional recruiting firms and companies that provide learning and development products and services. Additionally, other companies, including newcomers to the recruiting or learning and development industries, may partner with Internet companies to provide services that compete with our solutions, either on their own or as third-party applications. If the efficiency and usefulness of our products to enterprises and professional organizations do not exceed those provided by competitors, we might not be able to compete successfully.

We believe that we have competitive strengths that position us favorably in our lines of business. However, our industry is evolving rapidly and is becoming increasingly competitive. Larger and more established companies may focus on professional networking and could directly compete with us. Smaller companies could also launch new products and services that we do not offer and that could gain market acceptance quickly.

Government Regulation

We are subject to a number of foreign and domestic laws and regulations that affect companies conducting business online, many of which are evolving and could be interpreted in ways that could harm our business. In the United States and abroad, laws and regulations relating to the liability of providers of online services for activities of their users and other third parties are being tested by a number of claims, including actions based on invasion of privacy and other torts, unfair competition, copyright and trademark infringement, and other theories based on the nature and content of the materials searched, the advertisements posted, or the content provided by users. Further some countries impose regulations regarding, or require licenses to conduct various aspects of our business, including employee recruiting, news related services and online advertising. Any court ruling or other governmental action that imposes liability on providers of online services for the activities of their users or other third parties could harm our business. In addition, rising concern about the use of social networking technologies for illegal conduct, such as the unauthorized dissemination of national security information, money laundering or supporting terrorist activities, may in the future produce legislation or other governmental action that could require changes to our products or services, restrict or impose additional costs upon the conduct of our business or cause users to abandon material aspects of our service.

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In the area of information security and data protection, most states have enacted laws and regulations requiring notification to users when there is a security breach of personal data, or requiring the adoption of minimum information security standards that are often vaguely defined and difficult to practically implement. The costs of compliance with these laws and regulations may increase in the future as a result of amendments or changes in interpretation. Furthermore, any failure on our part to comply with these laws and regulations may subject us to significant liabilities.

We are also subject to federal, state, and foreign laws and regulations regarding privacy and protection of member data. Our privacy policies and user agreements describe our practices concerning the use, storage, transmission and disclosure of personal information, including member, visitor and user data. Any failure by us to comply with these terms or privacy related laws and regulations could result in proceedings against us by governmental authorities or others, which could harm our business. In addition, the interpretation of privacy and data protection laws and regulations and their application to online services are unclear, evolving and in a state of flux. For example, in October 2015, the highest court in the European Union invalidated reliance on the US-EU Safe Harbor regime as one of the legally recognized mechanisms under which the personal data of European citizens could be transferred to the United States. We believe that LinkedIn’s processing of European citizens’ personal data in the United States is authorized under other legally recognized mechanisms, but the validity of these other legal mechanisms is not certain and may change in light of changes in the political, legislative and legal environment in Europe. There is a risk that these laws and regulations may be interpreted and applied in conflicting ways from state to state, country to country, or region to region, and in a manner that is not consistent with our current data protection practices, or that new laws or regulations will be enacted. There are a number of legislative proposals pending before US state and federal legislative bodies and foreign governments concerning privacy and data protection that could affect us. For example, the European Union recently released a draft regulation expected to become law in early 2018 that would result in a comprehensive update of European data protection regulations. In addition, because our services are accessible worldwide, certain foreign governments have claimed and others may claim that we are required to comply with their laws and regulations, including with respect to the storage, use and disclosure of member information, even in jurisdictions where we have no local entity, employees, or infrastructure. Complying with these varying domestic and international requirements could cause us to incur additional costs and change our business practices. Further, any failure by us to adequately protect our members’ privacy and data could result in a loss of member confidence in our services and ultimately in a loss of members and customers, which could adversely affect our business.

Seasonality

We do not expect any seasonality in our business.

Property

We own no real property. We rent space at 315 Montgomery Street San Francisco, CA 94104. Our rent is $2,000 per month and we must give six months’ notice to terminate the lease.

Employees

We have 3 full time employees and 4 project by project independent contractors. We believe that we have good relations with our employees and contractors.

Legal Proceedings

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to our business. These matters may include product liability, intellectual property, employment, personal injury cause by our employees, and other general claims. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

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MANAGEMENT

The following information sets forth the names, ages, and positions of our current directors and executive officers.

Name	Age	Positions and Offices Held
Rasmus Refer	50	Chairman, President, Chief Executive Officer, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director
Carsten Kjems Falk	46	Chief Commercial Officer
Paul Quintal	45	Chief Commercial Officer in U.S.

Set forth below is a brief description of the background and business experience of each of our current executive officers and directors.

Rasmus Refer

Mr. Refer joined the company as Chief Executive Officer on June 26, 2019. Mr. Refers’ main area of expertise is the computer and information technology field and he has spent this time focusing on developing Software as a Service (SaaS) for various companies, making it possible for him to establish one of the most comprehensive global business databases. He has spent the past 20 years as CEO, with focus of developing high-tech IT-technology systems. Prior to this focus was on running publishing companies. From 2012 to the present, Mr. Refer was CEO and founder of Wikisoft and Fastbase, Inc. a Nevada corporation.

Aside from that provided above, Mr. Rasmus does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Mr. Rasmus is qualified to serve on our Board of Directors because of his leadership and experience in search engine technology.

Carsten Kjems Falk

From 2013 to 2019, Mr. Falk was CEO at Domino’s Pizza DK. From June 2020, to present, Mr. Falk is Chief Commercial Officer of our company.

Aside from that provided above, Mr. Falk does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Paul Quintal

From 2018 to present, Mr. Quintal has been the Chief Commercial Officer of Pentius, Inc. From 2009 to 2018, he was Chief Revenue Officer of Pentius, Inc.

Aside from that provided above, Mr. Quintal does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board, subject to their respective employment agreements.

Significant Employees

From 2018 to present, Rene Lauritsen has been employed with us as our investor relations manager. From 2005 to present, Mr. Lauritsen has worked as independent business consultant.

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Mr. Lauritsen holds a degree in business administration from Aarhus Business School and IT-administration from Niels Brock Copenhagen Business School.

He has for more than a decade as an independent Business Consultant and has spent this time focusing on helping early and mid-stage companies meet their objective shaving been involved with numerous types of business start-up. His expertises are in the development and implementation of business and market plans being deeply involved with developing growth strategies,execution plans, product development, business development and finding strategic alliances. In addition he have a good working knowledge of public markets and the obligations and expectations of companies listed on the on the public markets.

On June 12, 2020, Mr. Refer signed an employment agreement calling for a base salary of $10,000 per month starting in August 2020. He is also eligible for vacation, sick days and bonuses as determined by our board of directors.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Involvement in Certain Legal Proceedings

During the past 10 years, none of our current directors, nominees for directors or current executive officers has been involved in any legal proceeding identified in Item 401(f) of Regulation S-K, including:

1.	Any petition under the Federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he or she was a general partner at or within two years before the time of such filing, or any corporation or business association of which he or she was an executive officer at or within two years before the time of such filing;
2.	Any conviction in a criminal proceeding or being named a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him or her from, or otherwise limiting, the following activities: i. Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; ii. Engaging in any type of business practice; or iii. Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;
4.	Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any type of business regulated by the Commodity Futures Trading Commission, securities, investment, insurance or banking activities, or to be associated with persons engaged in any such activity;
5.	Being found by a court of competent jurisdiction in a civil action or by the SEC to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.	Being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.	Being subject to, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: i. Any Federal or State securities or commodities law or regulation; or ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.	Being subject to, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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Audit Committee

We do not have a separately-designated standing audit committee. The entire board of directors performs the functions of an audit committee, but no written charter governs the actions of the board of directors when performing the functions of that would generally be performed by an audit committee. The board of directors approves the selection of our independent accountants and meets and interacts with the independent accountants to discuss issues related to financial reporting. In addition, the board of directors reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our annual operating results, considers the adequacy of our internal accounting procedures and considers other auditing and accounting matters including fees to be paid to the independent auditor and the performance of the independent auditor.

For the fiscal year ending December 31, 2019 and 2018, the board of directors:

  Reviewed and discussed the audited financial statements with management, and
  Reviewed and discussed the written disclosures and the letter from our independent auditors on the matters relating to the auditor's independence.

Based upon the board of directors’ review and discussion of the matters above, the board of directors authorized inclusion of the audited financial statements for the year ended December 31, 2019 and 2018 to be included in this Offering Circular filed with the Securities and Exchange Commission.

Code of Ethics

As of December 31, 2019, we had not adopted a Code of Ethics. We felt, until recently, the small number of individuals comprising our board and management did not warrant the adoption of a Code of Ethics. Now that we have expanded our board and our increasing the size of our organization, we intend to adopt a Code of Ethics in the near future.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to our named executive officers paid by us during the years ended December 31, 2019 and 2018.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)		Option Awards ($)		Non-Equity Incentive Plan Compensation ($)		Non-Qualified Deferred Compensation Earnings ($)		All Other Compensation ($)		Totals ($)

Rasmus Refer, President, Chief Executive Officer and Director	2018	$-		-		-		-		-		-		-		-
	2019	$-		-		-		-		-		-		-		-
Carsten Falk, Chief Commercial Officer in Denmark	2018	$-		-		-		-		-		-		-		-
	2019	$-		-		-		-		-		-		-		-
Paui Quintal, Chief Commercial Officer in U.S.	2019		$-		-		-		-		-		-		-
	2018		$-		-		-		-		-		-		-

Narrative Disclosure to Summary Compensation Table

Mr. Refer joined the Company as Chief Executive Officer on June 26, 2019. On June 12, 2020, Mr. Refer signed an employment agreement calling for a base salary of $10,000 per month starting in August 2020. He is also eligible for vacation, sick days and bonuses as determined by our board of directors.

Mr. Carsten joined the Company as Chief Commercial Officer on June of 2020. On May 30, 2020, Mr. Carsten signed an employment agreement calling for a base salary of $15,000 per month starting in June 2020. He is also eligible for vacation, sick days and bonuses as determined by our board of directors.

Mr. Quintal will join the Company as Chief Commercial Officer on August 7, 2020. On July 28, 2020, Mr. Quintal signed an employment agreement calling for a base salary of $2,000 per month starting in August 2020. He is also eligible for vacation, sick days and bonuses as determined by our board of directors.

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Outstanding Equity Awards at Fiscal Year-End

No executive officer received any equity awards, or holds exercisable or unexercisable options, as of the years ended December 31, 2019 and 2018.

Long-Term Incentive Plans

There are no arrangements or plans in which the Company would provide pension, retirement or similar benefits for our Director or executive officer.

Compensation Committee

The Company currently does not have a compensation committee of the Board of Directors. The Board of Directors as a whole determines executive compensation.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as Directors. The Board of Directors has the authority to fix the compensation of Directors. No amounts have been paid to, or accrued to, Directors in such capacity.

Director Independence

The Board of Directors is currently composed of one member. Mr. Refer does not qualify as an independent Director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the Director is not, and has not been for at least three years, one of the Company’s employees and that neither the Director, nor any of his family members has engaged in various types of business dealings with us.

Security Holders Recommendations to Board of Directors

The Company welcomes comments and questions from the shareholders. Shareholders can direct communications to our investor relations manager, Rene Lauritsen, at our executive offices. However, while the Company appreciates all comments from shareholders, it may not be able to individually respond to all communications. Management attempts to address shareholder questions and concerns in press releases and documents filed with the SEC so that all shareholders have access to information about the Company at the same time. Mr. Lauritsen collects and evaluates all shareholder communications. All communications addressed to the Director and executive Officer will be reviewed by Mr. Lauritsen, unless the communication is clearly frivolous.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than described below or the transactions described under the heading “Executive Compensation” (or with respect to which such information is omitted in accordance with SEC regulations), there have not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a participant in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

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Loans from related parties

During the period commencing January 1, 2019 through December 31, 2019, the Company repaid $17,300 to Fastbase Inc., a Nevada corporation, for advances received in the prior year. Fastbase Inc. also transferred $15,979 they had previously collected on behalf of the Company which was classified as an advance. The net effect of the advances and repayments resulted in $35,869 in related debt due to Fastbase, Inc as of December 31, 2019.

Contract with Related parties

On March 1, 2018 Wikisoft entered into a service contract with Fastbase Inc. to provide 5 million ad impressions and 18 months of advertisements with tracking code placement on all Wikisoft portals for $100,000. During this period the company must not display any type of advertisements for other web analytics tools in competition with Fastbase Inc. The Company will recognize the revenue evenly over the life of the Contract.  During the three months ended March 31, 2020 and 2019, the Company recognized $0 and $16,393 in revenue related to the contract. During the years ended December 31, 2019 and 2018, the Company recognized $44,444 and $55,556 revenue. As of December 31, 2019, all amounts had been earned and the Company had no remaining contract liability.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information known to us regarding beneficial ownership of our capital stock as of July 31, 2020 for (i) all executive officers and directors as a group and (ii) each person, or group of affiliated persons, known by us to be the beneficial owner of more than ten percent (10%) of our capital stock. The percentage of beneficial ownership in the table below is based on 104,425,830 shares of common stock deemed to be outstanding as of July 31, 2020.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Beneficial Ownership(2)
Directors and Officers:
Rasmus Refer(3)	93,895,078	90%
Carsten Falk	0	0%
All executive officers and directors as a group (2 persons)	93,895,078	90%
5% Holders
NONE

(1)	Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding.
(2)	Based upon 104,425,830 common shares issued and outstanding, without conversions.
(3)	Includes 3,500,000 shares in his name, along with 86,895,078 shares held in Saqoia Inc. and 3,500,000 shares held in WikiSoft Holding, in which Mr. Rasmus Refer has beneficial ownership.

33

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 200,000,000 shares of common stock and 1,000,000 shares of preferred stock, par value $0.001 per share. As of July 31, 2020, there were 104,425,830 shares of our common stock issued and outstanding and 0 shares of our preferred stock issued and outstanding.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our board of directors may become authorized to authorize preferred shares of stock and to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

(1)	The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

(2)	The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

(3)	Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(4)	Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

34

(5)	Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(6)	Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(7)	The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

(8)	Any other relative rights, preferences and limitations of that series.

Provisions in Our Articles of Incorporation and By-Laws That Would Delay, Defer or Prevent a Change in Control

Our articles of incorporation authorize our board of directors to issue a class of preferred stock commonly known as a “blank check” preferred stock. Specifically, the preferred stock may be issued from time to time by the board of directors as shares of one (1) or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to adopt resolutions; to issue the shares; to fix the number of shares; to change the number of shares constituting any series; and to provide for or change the following: the voting powers; designations; preferences; and relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following: dividend rights, including whether dividends are cumulative; dividend rates; terms of redemption, including sinking fund provisions; redemption prices; conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock.

In each such case, we will not need any further action or vote by our shareholders. One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the board of director’s authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Share Purchase Warrants

We have no outstanding warrants to purchase our securities.

Options

We have no outstanding options to purchase our securities.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Certain Anti-Takeover Provisions

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

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SECURITIES OFFERED

Current Offering

Wikisoft Corp. (“Wikisoft Corp.,” “We,” or the “Company”) is offering up to $5,000,000 total of Securities, consisting of Common Stock, $0.001 par value (the “Common Stock” or collectively the “Securities”).

Listing of Common Stock

Our Common Stock is not listed on any national or regional exchange, but it is currently quoted on the OTCPink under the trading symbol “WSFT.”

Transfer Agent and Registrar

The transfer agent and registrar of our Common Stock is Pacific Stock Transfer Company, 6725 Via Austi Pkwy Ste 300, Las Vegas, NV 89119, telephone: (702) 361-3033.

Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities.

Our Common Stock is currently quoted on the OTCPink tier of OTC Markets, Inc. an over-the-counter quotation system under the symbol “WSFT.” Any over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-downs or commissions, and may not necessarily represent actual transactions. There is currently no trading market for our Common Stock and there is no assurance that a regular trading market will ever develop. OTC Markets securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC Markets securities transactions are conducted through a telephone and computer network connecting dealers. OTC Markets issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Dividend Policy

We have never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any further determination to pay dividends on our capital stock will be at the discretion of our Board of Directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our Board of Directors considers relevant.

Record Holders

As of July 31, 2020, there were 104,425,830 shares of our $0.001 per share par value Common Stock issued and outstanding and were owned by approximately 297 holders of record, based on information provided by our transfer agent.

Dividend Policy

We have never declared a cash dividend on our common stock and our Board of Directors does not anticipate that we will pay cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our board of directors and will depend upon our financial condition, operating results, capital requirements, restrictions contained in our agreements and other factors which our Board of Directors deems relevant.

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LEGAL MATTERS

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by The Doney Law Firm of Las Vegas, NV.

EXPERTS

Boyle CPA, LLC has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Boyle CPA, LLC has presented their report with respect to our audited financial statements. The report of Boyle CPA, LLC is included in reliance upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This Offering Circular does not purport to restate all of the relevant provisions of the documents referred to or pertinent to the matters discussed herein, all of which must be read for a complete description of the terms relating to an investment in us. Such documents are available for inspection during regular business hours at our office by appointment, and upon written request, copies of documents not annexed to this Offering Circular will be provided to prospective investors. Each prospective investor is invited to ask questions of, and receive answers from, our representatives. Each prospective investor is invited to obtain such information concerning us and this offering, to the extent we possess the same or can acquire it without unreasonable effort or expense, as such prospective investor deems necessary to verify the accuracy of the information referred to into their Offering Circular. Arrangements to ask such questions or obtain such information should be made by contacting Rene Lauritsen - at our executive offices. The telephone number is (800) 706-0806. We reserve the right, however, in our sole discretion, to condition access to information that management deems proprietary in nature, on the execution by each prospective investor of appropriate confidentiality agreements prior to having access to such information.

The offering of the common stock is made solely by this Offering Circular and the exhibits hereto. The prospective investors have a right to inquire about and request and receive any additional information they may deem appropriate or necessary to further evaluate this offering and to make an investment decision. Our representatives may prepare written responses to such inquiries or requests if the information requested is available. The use of any documents other than those prepared and expressly authorized by us in connection with this offering is not permitted, and should not be relied upon by any prospective investor.

ONLY INFORMATION OR REPRESENTATIONS CONTAINED HEREIN MAY BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR IN CONNECTION WITH THE OFFER BEING MADE HEREBY, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR. THE INFORMATION PRESENTED IS AS OF THE DATE ON THE COVER HEREOF UNLESS ANOTHER DATE IS SPECIFIED, AND NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE HEREUNDER SHALL CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION PRESENTED SUBSEQUENT TO SUCH DATES(S).

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Wikisoft Corp.

Financial Statements - Table of Contents

Unaudited Financial Statements:
F-1	Consolidated Balance Sheets as of March 31, 2020 and December 31, 2019;
F-2	Consolidated Statements of Operations for three months ended March 31, 2020 and 2019;
F-3	Consolidated Statements of Cash Flows for three months ended March 31, 2020 and 2019;
F-4	Consolidated Statement of Stockholders’ Equity as of March 31, 2020; and
F-5	Notes to Consolidated Financial Statements.

Audited Financial Statements:
F-11	Report of Independent Registered Public Accounting Firm;
F-12	Consolidated Balance Sheets as of December 31, 2019 and 2018;
F-13	Consolidated Statements of Operations for the years ended December 31, 2019 and 2018;
F-14	Consolidated Statement of Stockholders’ Equity as of December 31, 2019 and 2018;
F-15	Consolidated Statements of Cash Flows for the years ended December 31, 2019 and 2018; and
F-16	Notes to Consolidated Financial Statements.

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WIKISOFT CORP.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31, 2020	December 31, 2019
ASSETS
Current assets
Cash	$97,988	$131,605
Total current assets	97,988	131,605

Total assets	$97,988	$131,605

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued liabilities	11,489	23,997
Loans - Short Term	35,869	35,869
Total current liabilities	47,358	59,866

Long- term liabilities	—	—
Total liabilities	47,358	59,866

Stockholders' equity
Common stock; $0.001 par value; 200,000,000 shares authorized; 104,425,830 and 104,425,830 shares issued and outstanding as of March 31, 2020 and December 31, 2019, respectively	104,426	104,426
Preferred stock; $0.001 par value; 1,000,000 shares authorized; 0 and 0 shares issued and outstanding as of as of March 31, 2020 and December 31, 2019, respectively	—	—
Stock payable	224,094	223,226
Additional paid-in capital	5,373,328	5,373,328
Accumulated earnings (deficit)	(5,651,218)	(5,629,241)
Total stockholders' equity	50,630	71,739

Total liabilities and stockholders' equity	$97,988	$131,605

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-1

WIKISOFT CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended
	March 31, 2020	March 31, 2019

Revenues related party, net	$—	$16,393

Cost of revenues	—	—

Gross profit	—	16,393

Operating expenses
Professional fees	20,814	10,350
Product development	—	2,100
General and administrative expenses	1,163	2,164
Total operating expenses	21,977	14,614

Income (loss) from operations	(21,977)	1,779

Other income (expense)
Gain (loss) on foreign currency translation	—	(1,512)
Loss on reverse merger	—	(2,837,392)
Total other income (expense)	—	(2,838,904)

Net loss	$(21,977)	$(2,837,125)

Basic loss per common share	$(0.00)	$(0.03)

Basic weighted average common shares outstanding	104,425,830	99,928,388

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-2

WIKISOFT CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Three Months Ended
	March 31, 2020	March 31, 2019
Cash Flows from Operating Activities
Net income (loss)	$(21,977)	$(2,837,125)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss on reverse merger	—	2,837,392
Changes in assets and liabilities
Increase (decrease) in contract liability	—	(16,393)
Increase (decrease) in accounts payable	(12,508)	1,859
Net cash provided by (used in) operating activities	(34,485)	(14,267)

Cash Flows from investing
Investment in capitalized software	—	—
Net cash used in investing activities	—	—

Cash Flows from Financing Activities
Payments on related party debts	—	(17,300)
Cash received for stock payable	868	—
Proceeds from issuance of common stock	—	5,197
Net cash from financing activities	868	(12,103)

Net increase (decrease) in Cash	(33,617)	(26,370)

Beginning cash balance	131,605	126,876

Ending cash balance	$97,988	$100,506

Supplemental disclosure of cash flow information
Cash paid for interest	$—	$—
Cash paid for tax	$—	$—

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-3

WIKISOFT CORP.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(UNAUDITED)

For the Three Months Ended March 31, 2019
	Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Stock Payable	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Equity
Balance, December 31, 2018	—	$—	99,923,026	$99,923	$249,234	$2,426,561	$(2,740,476)	$35,242
Shares issued for direct investment	—	—	8,478	8	465	4,724	—	5,197
Outstanding WIKI shares at the time of the reverse merger	—	—	365,219	365	—	237,027	—	237,392
Conversion of preferred stock at time of reverse merger	—	—	4,000,000	4,000	—	2,596,000		2,600,000
Net income (loss)	—	—	—	—	—	—	(2,837,125)	(2,837,125)
Balance, March 31, 2019	—	$—	104,296,723	$104,296	$249,699	$5,264,312	$(5,577,601)	$40,706

For the Three Months Ended March 31, 2020
	Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Stock Payable	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Equity
Balance, December 31, 2019	—	$—	104,425,830	$104,426	$223,226	$5,373,328	$(5,629,241)	$71,739
Shares issued for direct investment	—	—	—	—	—	—	—	—
Cash received for stock payable	—	—	—	—	868	—	—	868
Net income (loss)	—	—	—	—	—	—	(21,977)	(21,977)
Balance, March 31, 2020	—	$—	104,425,830	$104,426	$224,094	$5,373,328	$(5,651,218)	$50,630

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-4

WIKISOFT CORP.

NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND LINE OF BUSINESS

Organization – WikiSoft Corp. (“we”, “our”, the "Company") was incorporated in the state of Nevada in May 1998 as Sensor Technologies Inc.

In March 2006 the Company changed its name to Bixby Energy Systems Inc.

In September 2006 the Company changed its name to Power Play Development Corporation.

In April 2007 the Company changed its name to National League of Poker, Inc.

In October 2011 the Company changed its name to Power Play Development Corporation.

In March 2018 the Company changed its name to Bluestar Technologies, Inc.(“BLUE”)

On March 31, 2019, the Company entered into a reverse merger agreement with Wikisoft Corp, a Delaware corporation. Pursuant to the Agreement, the Company acquired WikiSoft DE and became Wikisoft Corp.

Line of Business – The Company is a wiki portal for businesses. Built on MediaWiki software, the new portal, called wikiprofile.com, is expected to eventually be the largest in the wiki platform with over 328 million published articles and profiles on companies, top brands, and corporate influencers. Users will be able to freely search the portal and all content will eventually be collected, updated and fact-checked in real-time.

The Company will generate revenue through paid advertisement placements imbedded in the webpages associated with wikiprofile.com.

2. SUMMARY OF SIGNIFICANT POLICIES

This summary of significant accounting policies of the Company. is presented to assist in understanding the Company’s financial statements. The unaudited financial statements and notes are representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the consolidated financial statements.

Basis of Presentation and Liquidity – The accompanying unaudited interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America, and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s most recent Annual Financial Statements filed with the OTC Markets Group Inc. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim period presented have been reflected herein. The results of operations for the interim period are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosures contained in the audited financial statements for the most recent fiscal period, as reported in the Annual Financial Statements, have been omitted.

The Company has incurred losses for the past several years while developing infrastructure and its software platforms. As shown in the accompanying unaudited financial statements, the Company incurred net losses of $21,977 and $2,837,125 during the three months ended March 31, 2020 and 2019, respectively. Additionally, as of March 31, 2020, the Company had working capital of approximately $50,630.

Going Concern – The financial statements included in this filing have been prepared in conformity with generally accepted accounting principles that contemplate the continuance of the Company as a going concern. The Company has incurred an accumulated deficit of $5,561,218 since inception and does not have a sufficient amount of cash required to pay all the costs associated with operating and marketing of its products. Management intends to use borrowings and security sales to

F-5

mitigate the effects of cash flow deficits; however, no assurance can be given that debt or equity financing, if and when required, will be available. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets and classification of liabilities that might be necessary should the Company be unable to continue existence.

Reverse merger – On March 31, 2019, the Company, a Nevada corporation, entered into an Agreement and Plan of Merger with WikiSoft DE, a Delaware corporation, and WikiSoft Acquisition, Inc., a Delaware corporation. WikiSoft Acquisition, Inc. merged with and into WikiSoft DE (the “Merger”) on April 30, 2019, with the filing of Articles of Merger with the Delaware Secretary of State. (See Note 3 for additional details.)

Use of estimates – The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include estimates used to review the Company’s, impairments and estimations of long-lived assets, revenue recognition of Contract based revenue, allowances for uncollectible accounts, and the valuations of non-cash capital stock issuances. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable in the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates under different assumptions or conditions.

Fair value of financial instruments – The carrying value of cash, accounts payable and accrued expenses, and debt approximate their fair values because of the short-term nature of these instruments. Management believes the Company is not exposed to significant interest or credit risks arising from these financial instruments.

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value maximize the use of observable inputs and minimize the use of unobservable inputs. The Company utilizes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable.

•	Level 1 -	Quoted prices in active markets for identical assets or liabilities. These are typically obtained from real-time quotes for transactions in active exchange markets involving identical assets.
•	Level 2 -	Quoted prices for similar assets and liabilities in active markets; quoted prices included for identical or similar assets and liabilities that are not active; and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets. These are typically obtained from readily-available pricing sources for comparable instruments.
•	Level 3 -	Unobservable inputs, where there is little or no market activity for the asset or liability. These inputs reflect the reporting entity’s own beliefs about the assumptions that market participants would use in pricing the asset or liability, based on the best information available in the circumstances.

Revenue Recognition – The Company recognizes revenue in accordance with ASC Topic 606. The accounting policy on revenue recognition is provided below.

Service Contracts

The company recognizes service contract revenue over time, as performance obligations are satisfied, due to the continuous transfer of control to the customer. Service contracts are generally accounted for as a single unit of account (a single performance obligation) and are not segmented between types of services. The company recognizes revenue based primarily on contract cost incurred to date compared to total estimated contract cost (an input method). The input method is the most faithful depiction of the company’s performance because it directly measures the value of the services transferred to the customer. Changes to total estimated contract cost or losses, if any, are recognized in the period in which they are determined as assessed at the contract level. Pre-contract costs are expensed as incurred unless they are expected to be recovered from the client. Project mobilization costs are generally charged to project costs as incurred when they are an integrated part of the performance obligation being transferred to the client. Customer payments on service contracts are typically due in advance, depending on the contract.

F-6

For service contracts in which the company has the right to consideration from the customer in an amount that corresponds directly with the value to the customer of the company’s performance completed to date, revenue is recognized when services are performed and contractually billable. Service contracts that include multiple performance obligations are segmented between types of services. For contracts with multiple performance obligations, the company allocates the transaction price to each performance obligation using an estimate of the stand-alone selling price of each distinct service in the contract. Revenue recognized on service contracts that have not been billed to clients is classified as a current asset under contract assets on the Consolidated Balance Sheet. Amounts billed to clients in excess of revenue recognized on service contracts to date are classified as a current liability under contract liabilities. Customer payments on service contracts are typically due within 30 days of billing, depending on the contract.

Contract assets represent revenue recognized in excess of amounts billed and include unbilled receivables (typically for cost reimbursable contracts) of $0 and contract work in progress (typically for fixed-price contracts) of $0 as of March 31, 2020 and December 31, 2019. Unbilled receivables, which represent an unconditional right to payment subject only to the passage of time, are reclassified to accounts receivable when they are billed under the terms of the contract. Advances that are payments on account of contract assets of $0 and $0 as of March 31, 2020 and December 31, 2019, respectively, have been deducted from contract assets. Contract liabilities represent amounts billed to clients in excess of revenue recognized to date. The Company recorded $0 and $0 in contract liabilities as of March 31, 2020 and December 31, 2019, respectively.

Practical Expedients

If the company has a right to consideration from a customer in an amount that corresponds directly with the value of the company’s performance completed to date (a service contract in which the company bills a fixed amount for each hour of service provided), the company recognizes revenue in the amount to which it has a right to invoice for services performed.

The company does not adjust the contract price for the effects of a significant financing component if the company expects, at contract inception, that the period between when the company transfers a service to a customer and when the customer pays for that service will be one year or less.

The company has made an accounting policy election to exclude from the measurement of the transaction price all taxes assessed by governmental authorities that are collected by the company from its customers (use taxes, value added taxes, some excise taxes).

For the three months ended March 31, 2020 and 2019, the Company reported revenues of $0 and $16,393, respectively.

Cash and cash equivalents – For purposes of the statements of cash flows, the Company considers all highly liquid investments and short-term debt instruments with original maturities of three months or less to be cash equivalents. There was $97,988 and $131,605 in cash and no cash equivalents as of March 31, 2020 and December 31, 2019, respectively.

Concentration Risk – At times throughout the year, the Company may maintain cash balances in certain bank accounts in excess of FDIC limits. As of March 31, 2020, the cash balance was held in an account outside of the United States which is not FDIC insured. The balance not insured by the FDIC was $76,200. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk in these accounts. The Company also has concentration risk associated with its customer base.

Stock-based compensation – The Company follows the guidelines in FASB Codification Topic ASC 718-10 “Compensation-Stock Compensation,” which requires companies to measure the cost of employee services received in exchange for an award of an equity instrument based on the grant-date fair value of the award. Stock-based compensation expense is recognized on a straight-line basis over the requisite service period. The Company accounts for non-employee share-based awards in accordance with FASB ASC 505-50 under which the awards are valued at the earlier of a commitment date or upon completion of the services, based on the fair value of the equity instruments, and are recognized as expense over the service period.

F-7

Earnings (loss) per share – The Company reports earnings (loss) per share in accordance with Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) 260-10 “Earnings Per Share,” which provides for calculation of “basic” and “diluted” earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income or loss available to common stockholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity. The calculation of diluted net loss per share gives effect to common stock equivalents; however, potential common shares are excluded if their effect is anti-dilutive.

Long-lived Assets – In accordance with the Financial Accounting Standards Board ("FASB") Accounts Standard Codification (ASC) ASC 360-10, "Property, Plant and Equipment," the carrying value of intangible assets and other long-lived assets is reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment. The Company recognizes impairment when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.

Income taxes – The Company accounts for its income taxes in accordance with FASB Codification Topic ASC 740-10, “Income Taxes”, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Segment Reporting – Operating segments are defined as components of an enterprise for which separate financial information is available and evaluated regularly by the chief operating decision maker, or decision-making group, in deciding the method to allocate resources and assess performance. The Company currently has one reportable segment for financial reporting purposes, which represents the Company's core business.

Recently issued accounting pronouncements -

In February 2016, the FASB issued ASU 2016-02, “Leases” (“ASC 842”). The guidance requires lessees to recognize almost all leases on their balance sheet as a right-of-use asset and a lease liability. For income statement purposes, the FASB retained a dual model, requiring leases to be classified as either operating or finance. Lessor accounting is similar to the current model, but updated to align with certain changes to the lessee model and the new revenue recognition standard. Existing sale-leaseback guidance, including guidance for real estate, is replaced with a new model applicable to both lessees and lessors. ASC 842 is effective for fiscal years beginning after December 15, 2018. The Company has adopted of ASC 842, but the adoption of the standard has not impacted our financial position or results of operations.

In June 2018, the FASB issued ASU 2018-07, "Compensation-Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting," which modifies the accounting for share-based payment awards issued to nonemployees to largely align it with the accounting for share-based payment awards issued to employees. ASU 2018-07 is effective for us for annual periods beginning January 1, 2019. The adoption of the standard has not impacted our financial position or results of operations.

The Company has evaluated all other recent accounting pronouncements and believes that none of them are expected to have a material effect on the Company's financial position, results of operations or cash flows.

3. REVERSE MERGER

On March 31, 2019, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with WikiSoft Acquisition, Inc., a Delaware corporation (“Merger Sub”) and WikiSoft Corp., a privately held Delaware corporation (“WikiSoft DE”). In connection with the closing of this merger transaction, Merger Sub merged with and into WikiSoft DE (the “Merger”) on April 30, 2019, with the filing of Articles of Merger with the Delaware Secretary of State. However, the Company engaged in a change of control prior to March 31, 2019 for accounting purposes.

F-8

In addition, pursuant to the terms and conditions of the Merger Agreement:

▪	Each share of WikiSoft DE’s outstanding membership interest was converted into the right to receive one (1) share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), all of which shares of Common Stock were issued in exchange for the total outstanding shares of common stock in WikiSoft DE for a total of 100,000,000 shares of Common Stock.
▪	WikiSoft DE provided customary representations and warranties and closing conditions, including approval of the Merger by a majority of its voting shareholders.
▪	Shareholders in the Company holding 60 shares of Series A Preferred Stock converted their preferred stock into 4,000,000 shares of common stock.

After giving effect to the issuance 100,000,000 shares of the Company’s common stock to the former shareholders of WikiSoft DE, combined with 4,306,097 shares of common stock of the pre-merger Company, the combined Company had 104,365,219 shares of common stock issued and outstanding, resulting in the shareholders of the pre-merger Company collectively owning approximately 4.13%, and the former WikiSoft DE shareholders owning approximately 95.87%, of the outstanding common stock of the Company. WikiSoft DE was determined to be the accounting acquirer since its former members has majority control of the common stock, the majority members of the board of directors, and comprise the executive officers of the Company after the merger was to be consummated. Thus, for accounting purposes the merger has been accounted for as a reverse acquisition with WikiSoft DE as the accounting acquirer (legal acquiree) and the Company as the accounting acquiree (legal acquirer and the registrant).

The Company determined the fair value of consideration effectively transferred in connection with the reverse merger in accordance with ASC 805, whereas as the accounting acquirer, WikiSoft DE, is required to calculate a hypothetical amount of consideration it would have transferred to the accounting acquiree (the Company) to obtain the same percentage ownership interest in the combined entity that results from the transaction. Under reverse acquisition accounting, as the accounting acquirer, WikiSoft DE is deemed (for accounting purposes only) to have issued 4,365,219 shares with an aggregate value at the merger date of $2,837,392 based on estimated fair value of $0.65 per share.

The Company determined the fair value of its common stock in accordance with the guidance in ASC 820 - Fair Value Measurement. ASC 820 states fair value is based on market prices or market inputs, not based on entity-specific measurements. In conducting its analysis of the fair value of the Company’s common stock, the Company noted that PUBCO stock is traded on the OTC market, but is not widely traded, thus the Company determined that the OTC market is not a reliable measure of the fair value of the Company’s common stock. Instead the Company determined fair value of its common stock based on recent substantial sales and determined the fair value of its common stock to be $0.65 per share.

The total purchase price allocation was allocated to identifiable tangible assets deemed acquired, and liabilities assumed, of the Company in the merger, based on their estimated fair values. The estimated fair values were determined from information that was available at the merger date. The Company believes that the information available provided a reasonable basis for estimating the fair values. The Company was unable to identify any assets or liabilities assumed as of the reverse merger date as a result a loss of $2,837,392 was recorded as a result of the transaction.

4. RELATED PARTY TRANSACTIONS

Loans from related parties

During the period commencing January 1, 2019 through March 31, 2019, the Company repaid $17,300 to Fastbase Inc for advances received in the prior year.

Contract with Related parties

On March 1, 2018 Wikisoft entered into a service contract with Fastbase Inc. to provide 5 million ad impressions and 18 months of advertisements with tracking code placement on all Wikisoft portals for $100,000. During this period the company must not display any type of advertisements for other web analytics tools in competition with Fastbase Inc. The Company recognized the revenue evenly over the life of the Contract. During the three months ended March 31, 2020 and 2019, the Company recognized $0 and $16,393 in revenue related to the contract.

F-9

5. STOCKHOLDERS’ EQUITY

Overview

The Company’s authorized capital stock consists of 200,000,000 shares of common stock and 1,000,000 shares of preferred stock, par value $0.001 per share. As of March 31, 2020 and December 31, 2019, there were 104,425,830 and 104,425,830 shares of common stock issued and outstanding, respectively.

As of March 31, 2020 and December 31, 2019, there were 0 and 0 shares of preferred stock of the Company issued and outstanding, respectively.

Common Stock issuances during the three months ended March 31, 2019

During the period commencing January 1, 2019 through March 31, 2019, the Company received $5,197 from 7 investors pursuant to private placement agreements with the investors to purchase 8,218 shares of the Company’s $0.001 par value common stock at a purchase price equal to $0.65 for each share of common stock.

On March 31, 2019, concurrent with the close of the reverse merger the Company issued 4,000,000 shares of the Company’s $0.001 par value common stock in relation to conversion of 60 shares of preferred stock held by pre-merger Wikisoft Corp shareholders. (See note 3 for additional details.)

Common Stock issuances during the three months March 31, 2020

On January 3, 2020, the Company received $868 from an investor pursuant to private placement agreement with the investor to purchase 532 shares of the Company’s $0.001 par value common stock at a purchase price equal to $1.63 for each share of common stock. The shares had not been issued as of March 31, 2020 as a result the Company recorded a stock payable of $868.

6.    SUBSEQUENT EVENTS

In accordance with ASC Topic 855-10, the Company has analyzed its operations subsequent to December 31, 2019 to the date these financial statements were available to be issued and has determined that it does not have any material subsequent events to disclose in these financial statements

F-10

Boyle CPA, LLC

Certified Public Accountants & Consultants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and

Board of Directors of WikiSoft Corp

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of WikiSoft Corp (the “Company”) as of December 31, 2019 and 2018, the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis of Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing and opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

As discussed in Note 2 to the consolidated financial statements, the Company’s cumulative net losses raise substantial doubt about its ability to continue as a going concern for a period of one year from the issuance of the consolidated financial statements. Management’s plans are also described in Note 2. The consolidated financial statements do not include adjustments that might result from the outcome of this uncertainty.

/s/ Boyle CPA, LLC

We have served as the Company’s auditor since 2019

Bayville, NJ

April 24, 2020

361 Hopedale Drive SE	P (732) 822-4427
Bayville, NJ 08721	F (732) 510-0665

F-11

WIKISOFT CORP.

CONSOLIDATED BALANCE SHEETS

(AUDITED)

	December 31, 2019	December 31, 2018
ASSETS
Current assets
Cash	$131,605	$126,876
Total current assets	131,605	126,876

Total assets	$131,605	$126,876

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued liabilities	23,997	10,000
Contract liability	—	44,444
Loans - Short Term	35,869	37,190
Total current liabilities	59,866	91,634

Long- term liabilities	—	—
Total liabilities	59,866	91,634

Stockholders' equity
Common stock; $0.001 par value; 200,000,000 shares authorized; 104,425,830 and 99,923,026 shares issued and outstanding as of December 31, 2019 and December 31, 2018, respectively	104,426	99,923
Preferred stock; $0.001 par value; 1,000,000 shares authorized; 0 and 0 shares issued and outstanding as of December 31, 2019 and December 31, 2018, respectively	—	—
Stock payable	223,226	249,234
Additional paid-in capital	5,373,328	2,426,561
Accumulated earnings (deficit)	(5,629,241)	(2,740,476)
Total stockholders' equity	71,739	35,242

Total liabilities and stockholders' equity	$131,605	$126,876

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-12

WIKISOFT CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(AUDITED)

	For the Year Ended
	December 31, 2019	December 31, 2018

Revenues related party, net	$44,444	$55,556

Cost of revenues	—	—

Gross profit	44,444	55,556

Operating expenses
Professional fees	72,556	56,200
Product development	2,850	62,518
General and administrative expenses	18,899	7,992
Total operating expenses	94,305	126,710

Income (loss) from operations	(49,861)	(71,154)

Other income (expense)
Gain (loss) on foreign currency translation	(1,512)	(13,666)
Loss on reverse merger	(2,837,392)	—
Total other income (expense)	(2,838,904)	(13,666)

Net loss	$(2,888,765)	$(84,820)

Basic loss per common share	$(0.03)	$(0.00)

Basic weighted average common shares outstanding	99,971,295	99,877,087

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-13

WIKISOFT CORP.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(AUDITED)

For the Year Ended December 31, 2019
	Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Stock Payable	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Equity
Balance, December 31, 2018	—	$—	99,923,026	$99,923	$249,234	$2,426,561	$(2,740,476)	$35,242
Shares issued for direct investment	—	—	87,585	88	(10,495)	87,316	—	76,909
Cash received for stock payable	—	—	—	—	10,961	—	—	10,961
Outstanding WIKI shares at the time of the reverse merger	—	—	365,219	365	—	237,027	—	237,392
Conversion of preferred stock at time of reverse merger	—	—	4,000,000	4,000	—	2,596,000		2,600,000
Stock dividend	—	—	50,000	50	(26,474)	26,424	—	—
Net income (loss)	—	—	—	—	—	—	(2,888,765)	(2,888,765)
Balance, December 31, 2019	—	$—	104,425,830	$104,426	$223,226	$5,373,328	$(5,629,241)	$71,739

For the Year Ended December 31, 2018
	Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Stock Payable	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Equity
Balance, December 31, 2017	—	$—	99,853,578	$99,854	$—	$2,299,666	$(2,399,520)	$—
Shares issued for direct investment	—	—	59,665	59	12,970	107,033	—	120,062
Stock dividend	—	—	9,783	10	236,264	19,862	(256,136)	—
Net income (loss)	—	—	—	—	—	—	(84,820)	(84,820)
Balance, December 31, 2018	—	$—	99,923,026	$99,923	$249,234	$2,426,561	$(2,740,476)	$35,242

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-14

WIKISOFT CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(AUDITED)

	For the Year Ended
	December 31, 2019	December 31, 2018
Cash Flows from Operating Activities
Net income (loss)	$(2,888,765)	$(84,820)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss on reverse merger	2,837,392	—
Changes in assets and liabilities
Increase (decrease) in contract liability	(44,444)	44,444
Increase in accounts payable	13,997	10,000
Net cash provided by (used in) operating activities	(81,820)	(30,376)

Cash Flows from investing
Investment in capitalized software	—	—
Net cash used in investing activities	—	—

Cash Flows from Financing Activities
Payments on related party debts	(17,300)	(13,755)
Proceeds from related party debts	15,979	50,945
Cash received for stock payable	10,961	—
Proceeds from issuance of common stock	76,909	120,062
Net cash from financing activities	86,549	157,252

Net increase (decrease) in Cash	4,729	126,876

Beginning cash balance	126,876	—

Ending cash balance	$131,605	$126,876

Supplemental disclosure of cash flow information
Cash paid for interest	$—	$—
Cash paid for tax	$—	$—

Non-Cash investing and financing transactions
Shares issued to related party for asset purchase	$—	$—

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-15

WIKISOFT CORP.

NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND LINE OF BUSINESS

Organization – WikiSoft Corp. (“we”, “our”, the "Company") was incorporated in the state of Nevada in May 1998 as Sensor Technologies Inc.

In March 2006 the Company changed its name to Bixby Energy Systems Inc.

In September 2006 the Company changed its name to Power Play Development Corporation.

In April 2007 the Company changed its name to National League of Poker, Inc.

In October 2011 the Company changed its name to Power Play Development Corporation.

In March 2018 the Company changed its name to Bluestar Technologies, Inc.(“BLUE”)

On March 31, 2019, the Company entered into a reverse merger agreement with Wikisoft Corp, a Delaware corporation. Pursuant to the Agreement, the Company acquired WikiSoft DE and became Wikisoft Corp.

Reverse Merger

On March 31, 2019, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with WikiSoft Acquisition, Inc., a Delaware corporation (“Merger Sub”) and WikiSoft Corp., a privately held Delaware corporation (“WikiSoft DE”). In connection with the closing of this merger transaction, Merger Sub merged with and into WikiSoft DE (the “Merger”) on April 30, 2019, with the filing of Articles of Merger with the Delaware Secretary of State. However, the Company engaged in a change of control prior to March 31, 2019 for accounting purposes.

In addition, pursuant to the terms and conditions of the Merger Agreement:

▪	Each share of WikiSoft DE’s outstanding membership interest was converted into the right to receive one (1) share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), all of which shares of Common Stock were issued in exchange for the total outstanding shares of common stock in WikiSoft DE for a total of 100,000,000 shares of Common Stock.
▪	WikiSoft DE provided customary representations and warranties and closing conditions, including approval of the Merger by a majority of its voting shareholders.
▪	Shareholders in the Company holding 60 shares of Series A Preferred Stock converted their preferred stock into 4,000,000 shares of common stock.

After giving effect to the issuance 100,000,000 shares of the Company’s common stock to the former shareholders of WikiSoft DE, combined with 4,306,097 shares of common stock of the pre-merger Company, the combined Company had 104,365,219 shares of common stock issued and outstanding, resulting in the shareholders of the pre-merger Company collectively owning approximately 4.13%, and the former WikiSoft DE shareholders owning approximately 95.87%, of the outstanding common stock of the Company. WikiSoft DE was determined to be the accounting acquirer since its former members has majority control of the common stock, the majority members of the board of directors, and comprise the executive officers of the Company after the merger was to be consummated. Thus, for accounting purposes the merger has been accounted for as a reverse acquisition with WikiSoft DE as the accounting acquirer (legal acquiree) and the Company as the accounting acquiree (legal acquirer and the registrant).

In accordance with reverse acquisition accounting, the historical consolidated financial statements of the registrant will become those of WikiSoft DE with the equity of the Company retroactively adjusted to reflect the equity structure of WikiSoft DE treated for accounting purposes as the acquirer. The results of the Company are included from March 31, 2019 and thereafter. Thus, the footnote discussions in the accompanying consolidated financial statement relates to the historical business and operations solely of WikiSoft DE, unless indicated. As of the acquisition date, WikiSoft DE allocated the deemed purchase price consideration to the tangible assets acquired and liabilities assumed from the Company at their estimated fair values. See Note 3 for additional details.

F-16

Line of Business – The Company is a wiki portal for businesses. Built on MediaWiki software, the new portal, called wikiprofile.com, is expected to eventually be the largest in the wiki platform with over 328 million published articles and profiles on companies, top brands, and corporate influencers. Users will be able to freely search the portal and all content will eventually be collected, updated and fact-checked in real-time.

The Company will generate revenue through paid advertisement placements imbedded in the webpages associated with wikiprofile.com.

2. SUMMARY OF SIGNIFICANT POLICIES

This summary of significant accounting policies of the Company. is presented to assist in understanding the Company’s financial statements. The audited financial statements and notes are representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the consolidated financial statements.

Basis of Presentation – The Company has incurred losses for the past several years while developing infrastructure and its software platforms. As shown in the accompanying audited financial statements, the Company incurred net losses of $2,888,765 and $84,820 during the years ended December 31, 2019 and 2018, respectively. Additionally, as of December 31, 2019, the Company had working capital of approximately $81,739.

Going Concern – The financial statements included in this filing have been prepared in conformity with generally accepted accounting principles that contemplate the continuance of the Company as a going concern. The Company has incurred an accumulated deficit of $5,629,241 since inception and does not have a sufficient amount of cash required to pay all the costs associated with operating and marketing of its products. Management intends to use borrowings and security sales to mitigate the effects of cash flow deficits; however, no assurance can be given that debt or equity financing, if and when required, will be available. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets and classification of liabilities that might be necessary should the Company be unable to continue existence.

Reverse merger – On March 31, 2019, the Company, a Nevada corporation, entered into an Agreement and Plan of Merger with WikiSoft DE, a Delaware corporation, and WikiSoft Acquisition, Inc., a Delaware corporation. WikiSoft Acquisition, Inc. merged with and into WikiSoft DE (the “Merger”) on April 30, 2019, with the filing of Articles of Merger with the Delaware Secretary of State. See Note 3 for additional details.

Use of estimates – The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include estimates used to review the Company’s, impairments and estimations of long-lived assets, revenue recognition of Contract based revenue, allowances for uncollectible accounts, and the valuations of non-cash capital stock issuances. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable in the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates under different assumptions or conditions.

Fair value of financial instruments – The carrying value of cash, accounts payable and accrued expenses, and debt approximate their fair values because of the short-term nature of these instruments. Management believes the Company is not exposed to significant interest or credit risks arising from these financial instruments.

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value maximize the use of observable inputs and minimize the use of unobservable inputs. The Company utilizes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable.

F-17

•	Level 1 -	Quoted prices in active markets for identical assets or liabilities. These are typically obtained from real-time quotes for transactions in active exchange markets involving identical assets.
•	Level 2 -	Quoted prices for similar assets and liabilities in active markets; quoted prices included for identical or similar assets and liabilities that are not active; and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets. These are typically obtained from readily-available pricing sources for comparable instruments.
•	Level 3 -	Unobservable inputs, where there is little or no market activity for the asset or liability. These inputs reflect the reporting entity’s own beliefs about the assumptions that market participants would use in pricing the asset or liability, based on the best information available in the circumstances.

Revenue Recognition – The Company recognizes revenue in accordance with ASC Topic 606. The accounting policy on revenue recognition is provided below.

Service Contracts

The company recognizes service contract revenue over time, as performance obligations are satisfied, due to the continuous transfer of control to the customer. Service contracts are generally accounted for as a single unit of account (a single performance obligation) and are not segmented between types of services. The company recognizes revenue based primarily on contract cost incurred to date compared to total estimated contract cost (an input method). The input method is the most faithful depiction of the company’s performance because it directly measures the value of the services transferred to the customer. Changes to total estimated contract cost or losses, if any, are recognized in the period in which they are determined as assessed at the contract level. Pre-contract costs are expensed as incurred unless they are expected to be recovered from the client. Project mobilization costs are generally charged to project costs as incurred when they are an integrated part of the performance obligation being transferred to the client. Customer payments on service contracts are typically due in advance, depending on the contract.

For service contracts in which the company has the right to consideration from the customer in an amount that corresponds directly with the value to the customer of the company’s performance completed to date, revenue is recognized when services are performed and contractually billable. Service contracts that include multiple performance obligations are segmented between types of services. For contracts with multiple performance obligations, the company allocates the transaction price to each performance obligation using an estimate of the stand-alone selling price of each distinct service in the contract. Revenue recognized on service contracts that have not been billed to clients is classified as a current asset under contract assets on the Consolidated Balance Sheet. Amounts billed to clients in excess of revenue recognized on service contracts to date are classified as a current liability under contract liabilities. Customer payments on service contracts are typically due within 30 days of billing, depending on the contract.

Contract assets represent revenue recognized in excess of amounts billed and include unbilled receivables (typically for cost reimbursable contracts) of $0 and contract work in progress (typically for fixed-price contracts) of $0 as of December 31, 2019 and December 31, 2018. Unbilled receivables, which represent an unconditional right to payment subject only to the passage of time, are reclassified to accounts receivable when they are billed under the terms of the contract. Advances that are payments on account of contract assets of $0 and $0 as of December 31, 2019 and December 31, 2018, respectively, have been deducted from contract assets. Contract liabilities represent amounts billed to clients in excess of revenue recognized to date. The Company recorded $0 and $44,444 in contract liabilities as of December 31, 2019 and December 31, 2018, respectively.

Practical Expedients

If the company has a right to consideration from a customer in an amount that corresponds directly with the value of the company’s performance completed to date (a service contract in which the company bills a fixed amount for each hour of service provided), the company recognizes revenue in the amount to which it has a right to invoice for services performed.

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The company does not adjust the contract price for the effects of a significant financing component if the company expects, at contract inception, that the period between when the company transfers a service to a customer and when the customer pays for that service will be one year or less.

The company has made an accounting policy election to exclude from the measurement of the transaction price all taxes assessed by governmental authorities that are collected by the company from its customers (use taxes, value added taxes, some excise taxes).

For the years ended December 31, 2019 and 2018, the Company reported revenues of $44,444 and $55,556, respectively.

Cash and cash equivalents – For purposes of the statements of cash flows, the Company considers all highly liquid investments and short-term debt instruments with original maturities of three months or less to be cash equivalents. There was $131,605 and $126,876 in cash and no cash equivalents as of December 31, 2019 and December 31, 2018, respectively.

Concentration Risk – At times throughout the year, the Company may maintain cash balances in certain bank accounts in excess of FDIC limits. As of December 31, 2019, the cash balance was held in an account outside of the United States which is not FDIC insured. The balance not insured by the FDIC was $115,785. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk in these accounts. The Company also has concentration risk associated with its customer base. As of December 31, 2019, the Company had only one Customer which represented 100% of its revenue.

Stock-based compensation – The Company follows the guidelines in FASB Codification Topic ASC 718-10 “Compensation-Stock Compensation,” which requires companies to measure the cost of employee services received in exchange for an award of an equity instrument based on the grant-date fair value of the award. Stock-based compensation expense is recognized on a straight-line basis over the requisite service period. The Company accounts for non-employee share-based awards in accordance with FASB ASC 505-50 under which the awards are valued at the earlier of a commitment date or upon completion of the services, based on the fair value of the equity instruments, and are recognized as expense over the service period.

Earnings (loss) per share – The Company reports earnings (loss) per share in accordance with Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) 260-10 “Earnings Per Share,” which provides for calculation of “basic” and “diluted” earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income or loss available to common stockholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity. The calculation of diluted net loss per share gives effect to common stock equivalents; however, potential common shares are excluded if their effect is anti-dilutive.

Long-lived Assets – In accordance with the Financial Accounting Standards Board ("FASB") Accounts Standard Codification (ASC) ASC 360-10, "Property, Plant and Equipment," the carrying value of intangible assets and other long-lived assets is reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment. The Company recognizes impairment when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.

Income taxes – The Company accounts for its income taxes in accordance with FASB Codification Topic ASC 740-10, “Income Taxes”, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Segment Reporting – Operating segments are defined as components of an enterprise for which separate financial information is available and evaluated regularly by the chief operating decision maker, or decision-making group, in deciding the method to allocate resources and assess performance. The Company currently has one reportable segment for financial reporting purposes, which represents the Company's core business.

F-19

Recently issued accounting pronouncements - In February 2016, the FASB issued ASU 2016-02, “Leases” (“ASC 842”). The guidance requires lessees to recognize almost all leases on their balance sheet as a right-of-use asset and a lease liability. For income statement purposes, the FASB retained a dual model, requiring leases to be classified as either operating or finance. Lessor accounting is similar to the current model, but updated to align with certain changes to the lessee model and the new revenue recognition standard. Existing sale-leaseback guidance, including guidance for real estate, is replaced with a new model applicable to both lessees and lessors. ASC 842 is effective for fiscal years beginning after December 15, 2018. The Company has adopted of ASC 842, but the adoption of the standard has not impacted our financial position or results of operations.

In June 2018, the FASB issued ASU 2018-07, "Compensation-Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting," which modifies the accounting for share-based payment awards issued to nonemployees to largely align it with the accounting for share-based payment awards issued to employees. ASU 2018-07 is effective for us for annual periods beginning January 1, 2019. The adoption of the standard has not impacted our financial position or results of operations.

The Company has evaluated all other recent accounting pronouncements and believes that none of them will have a material effect on the Company's financial position, results of operations or cash flows.

3. REVERSE MERGER

On March 31, 2019, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with WikiSoft Acquisition, Inc., a Delaware corporation (“Merger Sub”) and WikiSoft Corp., a privately held Delaware corporation (“WikiSoft DE”). In connection with the closing of this merger transaction, Merger Sub merged with and into WikiSoft DE (the “Merger”) on April 30, 2019, with the filing of Articles of Merger with the Delaware Secretary of State. However, the Company engaged in a change of control prior to March 31, 2019 for accounting purposes.

In addition, pursuant to the terms and conditions of the Merger Agreement:

▪	Each share of WikiSoft DE’s outstanding membership interest was converted into the right to receive one (1) share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), all of which shares of Common Stock were issued in exchange for the total outstanding shares of common stock in WikiSoft DE for a total of 100,000,000 shares of Common Stock.
▪	WikiSoft DE provided customary representations and warranties and closing conditions, including approval of the Merger by a majority of its voting shareholders.
▪	Shareholders in the Company holding 60 shares of Series A Preferred Stock converted their preferred stock into 4,000,000 shares of common stock.

After giving effect to the issuance 100,000,000 shares of the Company’s common stock to the former shareholders of WikiSoft DE, combined with 4,306,097 shares of common stock of the pre-merger Company, the combined Company had 104,365,219 shares of common stock issued and outstanding, resulting in the shareholders of the pre-merger Company collectively owning approximately 4.13%, and the former WikiSoft DE shareholders owning approximately 95.87%, of the outstanding common stock of the Company. WikiSoft DE was determined to be the accounting acquirer since its former members has majority control of the common stock, the majority members of the board of directors, and comprise the executive officers of the Company after the merger was to be consummated. Thus, for accounting purposes the merger has been accounted for as a reverse acquisition with WikiSoft DE as the accounting acquirer (legal acquiree) and the Company as the accounting acquiree (legal acquirer and the registrant).

The Company determined the fair value of consideration effectively transferred in connection with the reverse merger in accordance with ASC 805, whereas as the accounting acquirer, WikiSoft DE, is required to calculate a hypothetical amount of consideration it would have transferred to the accounting acquiree (the Company) to obtain the same percentage ownership interest in the combined entity that results from the transaction. Under reverse acquisition accounting, as the accounting acquirer, WikiSoft DE is deemed (for accounting purposes only) to have issued 4,365,219 shares with an aggregate value at the merger date of $2,837,392 based on estimated fair value of $0.65 per share.

F-20

The Company determined the fair value of its common stock in accordance with the guidance in ASC 820 - Fair Value Measurement. ASC 820 states fair value is based on market prices or market inputs, not based on entity-specific measurements. In conducting its analysis of the fair value of the Company’s common stock, the Company noted that PUBCO stock is traded on the OTC market, but is not widely traded, thus the Company determined that the OTC market is not a reliable measure of the fair value of the Company’s common stock. Instead the Company determined fair value of its common stock based on recent substantial sales and determined the fair value of its common stock to be $0.65 per share.

The total purchase price allocation was allocated to identifiable tangible assets deemed acquired, and liabilities assumed, of the Company in the merger, based on their estimated fair values. The estimated fair values were determined from information that was available at the merger date. The Company believes that the information available provided a reasonable basis for estimating the fair values. The Company was unable to identify any assets or liabilities assumed as of the reverse merger date as a result a loss of $2,837,392 was recorded as a result of the transaction.

The following net sales and net loss of the Company prior to the March 31, 2019 merger with WikiSoft DE is included in the following unaudited pro forma net sales and net loss of the combined entity had the acquisition been completed on January 1, 2017:

	For the Year Ended December 31,
	2018	2017
(Unaudited)

Supplement pro forma combined results of operations:

Net sales	$55,556	$0
Net loss	(84,820)	(2,399,520)
Basic and diluted loss per common share	$(0.00)	$(0.03)

	For the Years ended December 31,
	2019	2018
(Unaudited)

Supplement pro forma combined results of operations:

Net sales	$44,444	$55,556
Net (loss)	(2,878,765)	(84,820)
Basic and diluted loss per common share	$(0.03)	$(0.00)

The unaudited pro forma information excludes the loss on acquisition from the merger transaction.

The unaudited pro forma condensed consolidated financial results have been prepared for illustrative purposes only and do not purport to be indicative of the results of operations that actually would have resulted had the acquisition occurred on the first day of the earliest period presented, or of future results of the consolidated entities. The unaudited pro forma condensed consolidated financial information does not reflect any operating efficiencies and cost savings that may be realized from the integration of the acquisition.

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4. RELATED PARTY TRANSACTIONS

Loans from related parties

During the period commencing January 1, 2019 through December 31, 2019, the Company repaid $17,300 to Fastbase Inc for advances received in the prior year. Fastbase Inc. also transferred $15,979 they had previously collected on behalf of the Company which was classified as an advance. The net effect of the advances and repayments resulted in $35,869 in related debt due to Fastbase, Inc as of December 31, 2019.

Contract with Related parties

On March 1, 2018 Wikisoft entered into a service contract with Fastbase Inc. to provide 5 million ad impressions and 18 months of advertisements with tracking code placement on all Wikisoft portals for $100,000. During this period the company must not display any type of advertisements for other web analytics tools in competition with Fastbase Inc. The Company will recognize the revenue evenly over the life of the Contract.

During the years ended December 31, 2019 and 2018, the Company recognized $44,444 and $55,556 revenue. As of December 31, 2019, all amounts had been earned and the Company had no remaining contract liability.

5. STOCKHOLDERS’ EQUITY

Overview

The Company’s authorized capital stock consists of 200,000,000 shares of common stock and 1,000,000 shares of preferred stock, par value $0.001 per share. As of December 31, 2019 and December 31, 2018, there were 104,425,830 and 99,923,026 shares of common stock issued and outstanding, respectively.

As of December 31, 2019 and December 31, 2018, there were 0 and 0 shares of preferred stock of the Company issued and outstanding, respectively.

Common Stock issuances during the three months ended March 31, 2019

During the period commencing January 1, 2019 through March 31, 2019, the Company received $5,197 from 7 investors pursuant to private placement agreements with the investors to purchase 8,218 shares of the Company’s $0.001 par value common stock at a purchase price equal to $0.65 for each share of common stock.

On March 31, 2019, concurrent with the close of the reverse merger the Company issued 4,000,000 shares of the Company’s $0.001 par value common stock in relation to conversion of 60 shares of preferred stock held by pre-merger Wikisoft Corp shareholders. (See note 3 for additional details.)

Common Stock issuances during the three months June 30, 2019

During the period commencing April 1, 2019 through June 30, 2019, the Company received $2,925 from 3 investors pursuant to private placement agreements with the investors to purchase 5,310 shares of the Company’s $0.001 par value common stock at a purchase price equal to $0.55 for each share of common stock.

During the period commencing April 1, 2019 through June 30, 2019, the Company received $5,365 from 7 investors pursuant to private placement agreements with the investors to purchase 3,186 shares and 370 in stock payable of the Company’s $0.001 par value common stock at a purchase price equal to $1.57 for each share of common stock.

On June 7, 2019, the Company received $55,181 from an investor pursuant to a private placement agreement with the investors to purchase 60,000 shares of the Company’s $0.001 par value common stock at a purchase price equal to $0.92 for each share of common stock.

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Common Stock issuances during the three months September 30, 2019

On August 7, 2019, the Company received $955 from an investor pursuant to private placement agreements with the investor to purchase 500 shares of the Company’s $0.001 par value common stock at a purchase price equal to $1.91 for each share of common stock. As of September 30, 2019, the shares had not been issued and stock payable of $955 was recorded as a result.

On August 28, 2019, the Company received $6,083 from an investor pursuant to private placement agreements with the investor to purchase 2,875 shares of the Company’s $0.001 par value common stock at a purchase price equal to $2.12 for each share of common stock. As of September 30, 2019, the shares had not been issued and stock payable of $6,083 was recorded as a result.

On August 28, 2019, the Company received $1,135 from an investor pursuant to private placement agreements with the investor to purchase 500 shares of the Company’s $0.001 par value common stock at a purchase price equal to $2.27 for each share of common stock. As of September 30, 2019, the shares had not been issued and stock payable of $1,135 was recorded as a result.

On September 2, 2019, the Company received $1,953 from an investor pursuant to private placement agreements with the investor to purchase 500 shares of the Company’s $0.001 par value common stock at a purchase price equal to $1.95 for each share of common stock. As of September 30, 2019, the shares had not been issued and stock payable of $1,953 was recorded as a result.

Common Stock issuances during the three months December 31, 2019

On November 1, 2019, the Company received $810 from an investor pursuant to private placement agreements with the investor to purchase 500 shares of the Company’s $0.001 par value common stock at a purchase price equal to $1.62 for each share of common stock.

On November 5, 2019, the Company received $785 from an investor pursuant to private placement agreements with the investor to purchase 500 shares of the Company’s $0.001 par value common stock at a purchase price equal to $1.53 for each share of common stock.

On November 6, 2019, the Company received $3,060 from an investor pursuant to private placement agreements with the investor to purchase 2,000 shares of the Company’s $0.001 par value common stock at a purchase price equal to $1.53 for each share of common stock.

On November 6, 2019, the Company received $3,210 from an investor pursuant to private placement agreements with the investor to purchase 1,500 shares of the Company’s $0.001 par value common stock at a purchase price equal to $2.14 for each share of common stock.

On November 11, 2019, the Company received $1,230 from an investor pursuant to private placement agreements with the investor to purchase 1,000 shares of the Company’s $0.001 par value common stock at a purchase price equal to $1.23 for each share of common stock.

On December 31, 2019, the Company issued 55,111 shares of the Company’s $0.001 par value common stock to satisfy $36,969 in stock payable for prior investments.

6.    SUBSEQUENT EVENTS

In accordance with ASC Topic 855-10, the Company has analyzed its operations subsequent to December 31, 2019 to the date these financial statements were available to be issued and has determined that it does not have any material subsequent events to disclose in these financial statements.

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PART III—EXHIBITS

Index to Exhibits

Number	Exhibit Description

3.1	Amended and Restated Articles of Incorporation, dated October 5, 2011 (1)
3.2	Certificate of Amendment, dated March 22, 2018 (1)
3.3	Articles of Merger, Delaware, dated March 25, 2020 (1)
3.4	Articles of Merger, Nevada, dated March 25, 2020 (1)
3.5	Bylaws (1)
5.1	Consent of The Doney Law Firm (with consent to use) (1)
10.1	Executive Contract with Rasmus Refer, dated June 12, 2020 (1)
10.2	Executive Contract with Carsten Kjems Falk, dated May 30, 2020 (1)
10.3	Employment Agreement, dated June 12, 2020 (1)
23.1	Consent of Boyle CPA, LLC
99.1	Subscription Agreement (1)

(1) Previously Filed

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Copenhagen, Denmark on August 4, 2020.

(Exact name of issuer as specified in its charter):	Wikisoft Corp.

By:	/s/ Rasmus Refer
Rasmus Refer, Chief Executive Officer (Principal Executive Officer), Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer).and Director

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Rasmus Refer	Date: August 4, 2020
Rasmus Refer, Chief Executive Officer (Principal Executive Officer), Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) and Director

40